BACKSTOP COMMITMENT AGREEMENT
AMONG
NII HOLDINGS, INC.
AND
THE BACKSTOP PARTIES PARTY HERETO
Dated as of December 30, 2014

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS.............................................................................................2

Section 1.1	Definitions ......................................................................................2

Section 1.2	Additional Defined Terms..............................................................12

Section 1.3	Construction...................................................................................13

ARTICLE II BACKSTOP COMMITMENT................................................................14

Section 2.1	The Rights Offering.......................................................................14

Section 2.2	The Backstop Commitment...........................................................15

Section 2.3	Backstop Party Default..................................................................15

Section 2.4	Backstop Escrow Account Funding...............................................16

Section 2.5	Closing...........................................................................................17

Section 2.6	Designation and Assignment Rights..............................................17

ARTICLE III BACKSTOP COMMITMENT FEE AND EXPENSE REIMBURSEMENT............................................................................................18

Section 3.1	Fees Payable by the Company.......................................................18

Section 3.2	Payment of Fees.............................................................................19

Section 3.3	Expense Reimbursement................................................................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE DEBTORS............................................................................................................19

Section 4.1	Organization and Qualification......................................................20

Section 4.2	Corporate Power and Authority.....................................................20

Section 4.3	Execution and Delivery; Enforceability.........................................20

Section 4.4	Authorized and Issued Capital Stock.............................................21

Section 4.5	Issuance..........................................................................................21

Section 4.6	No Conflict.....................................................................................21

Section 4.7	Consents and Approvals.................................................................22

Section 4.8	Arm’s Length.................................................................................22

Section 4.9	Financial Statements......................................................................23

Section 4.10	Company SEC Documents and Disclosure Statement...................23

Section 4.11	Absence of Certain Changes..........................................................23

Section 4.12	Compliance with Laws..................................................................23

Section 4.13	Legal Proceedings..........................................................................23

Section 4.14	Labor Relations..............................................................................24

Section 4.15	Intellectual Property.......................................................................24

Section 4.16	Title to Real and Personal Property................................................24

Section 4.17	No Undisclosed Relationships.......................................................25

Section 4.18	Licenses and Permits......................................................................25

Section 4.19	Tax Matters....................................................................................26

Section 4.20	Company Plans..............................................................................27

Section 4.21	Internal Control Over Financial Reporting....................................28

Section 4.22	Disclosure Controls and Procedures..............................................29

Section 4.23	Material Contracts..........................................................................29

Section 4.24	No Unlawful Payments..................................................................30

Section 4.25	Compliance with Money Laundering Laws...................................30

Section 4.26	Compliance with Sanctions Laws..................................................30

Section 4.27	No Broker’s Fees...........................................................................30

Section 4.28	No Registration Rights...................................................................30

Section 4.29	Takeover Statutes...........................................................................31

Section 4.30	Insurance........................................................................................31

Section 4.31	Investment Company Act...............................................................31

Section 4.32	Communications Regulatory Matters............................................31

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES...............................................................................................................32

Section 5.1	Organization...................................................................................32

Section 5.2	Power and Authority......................................................................32

Section 5.3	Execution and Delivery..................................................................32

Section 5.4	No Conflict.....................................................................................32

Section 5.5	Consents and Approvals.................................................................33

Section 5.6	No Registration..............................................................................33

Section 5.7	Purchasing Intent...........................................................................33

Section 5.8	Sophistication; Investigation..........................................................33

Section 5.9	No Broker’s Fees...........................................................................34

Section 5.10	Owned Claims................................................................................34

Section 5.11	Sufficiency of Funds......................................................................34

Section 5.12	Legal Proceedings..........................................................................34

Section 5.13	Arm’s Length.................................................................................35

ARTICLE VI ADDITIONAL COVENANTS...............................................................35

Section 6.1	BCA Approval Order and Rights Offering Procedures Order..............................................................................................35

Section 6.2	Confirmation Order; Disclosure Statement Order; Plan and Disclosure Statement.....................................................................35

Section 6.3	Conduct of Business......................................................................36

Section 6.4	Antitrust Approva...........................................................................36

Section 6.5	Access to Information....................................................................38

Section 6.6	Communications Approvals...........................................................39

Section 6.7	Financial Information.....................................................................39

Section 6.8	Reasonable Efforts.........................................................................40

Section 6.9	New NII Debt; Exit Financing Facility..........................................41

Section 6.10	New Board.....................................................................................41

Section 6.11	Blue Sky.........................................................................................41

Section 6.12	No Integration; No General Solicitation........................................41

Section 6.13	DTC Eligibility..............................................................................42

Section 6.14	Use of Proceeds.............................................................................42

Section 6.15	Share Legend.................................................................................42

Section 6.16	New NII Common Stock...............................................................42

Section 6.17	Compliance with Reporting Obligations.......................................42

Section 6.18	Registration Rights Agreement......................................................43

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.........43

Section 7.1	Conditions to the Obligations of Each of the Parties.....................43

Section 7.2	Conditions to the Obligations of the Backstop Parties..................44

Section 7.3	Waiver of Conditions to Obligation of Backstop Parties...............46

Section 7.4	Conditions to the Obligation of the Company...............................46

ARTICLE VIII INDEMNIFICATION AND CONTRIBUTION................................47

Section 8.1	Indemnification Obligations..........................................................47

Section 8.2	Indemnification Procedure.............................................................47

Section 8.3	Settlement of Indemnified Claims.................................................48

Section 8.4	Contribution...................................................................................49

Section 8.5	Treatment of Indemnification Payments........................................50

Section 8.6	No Survival....................................................................................50

ARTICLE IX TERMINATION......................................................................................50

Section 9.1	Termination Rights.........................................................................50

Section 9.2	Effect of Termination.....................................................................53

ARTICLE X GENERAL PROVISIONS.......................................................................54

Section 10.1	Notices...........................................................................................54

Section 10.2	Assignment; Third Party Beneficiaries..........................................55

Section 10.3	Prior Negotiations; Entire Agreement............................................55

Section 10.4	Governing Law; Venue..................................................................56

Section 10.5	Waiver of Jury Trial.......................................................................56

Section 10.6	Counterparts...................................................................................56

Section 10.7	Waivers and Amendments; Rights Cumulative.............................56

Section 10.8	Headings........................................................................................57

Section 10.9	Specific Performance.....................................................................57

Section 10.10	Damages.........................................................................................57

Section 10.11	No Reliance....................................................................................57

Section 10.12	Publicity.........................................................................................58

Section 10.13	Settlement Discussions..................................................................58

Exhibit A    Form of Registration Rights Agreement

BACKSTOP COMMITMENT AGREEMENT
THIS BACKSTOP COMMITMENT AGREEMENT (this “Commitment Agreement”), dated as of December 30, 2014, is made by and among NII Holdings, Inc. (“NII” or the “Company”), NII Capital Corp. (“Capco”), NII Funding Corp., NII Aviation, Inc., Nextel International (Services), Ltd., NII Global Holdings, Inc., NII International Holdings S.à r.l., NII International Services S.à r.l, NII International Telecom S.C.A. (“Luxco”), NII Mercosur, LLC, McCaw International (Brazil), LLC, Airfone Holdings, LLC, and Nextel International (Uruguay), LLC (all of the foregoing entities, collectively, the “Debtors”), on the one hand, and the Backstop Parties set forth on Schedule 1 hereto (each referred to herein, individually, as a “Backstop Party” and, collectively, as the “Backstop Parties”), on the other hand. Each Debtor and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, on September 15, 2014 and on October 8, 2014, the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in cases (including any subsequent cases of affiliated debtors that are commenced from time to time, collectively, the “Bankruptcy Cases”) before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which Bankruptcy Cases have been consolidated by order of the Bankruptcy Court for procedural purposes only and are being jointly administered under case number 14-12611 (SCC);
WHEREAS, in connection with the Bankruptcy Cases, the Plan Proponents and the Consenting Parties (each as defined in that certain Plan Support Agreement (the “PSA”)) have engaged in arm’s length, good-faith discussions regarding the reorganization of the Company (collectively, the “Restructuring”) pursuant to a chapter 11 plan of reorganization (the “Plan”) to be proposed by the Debtors in the Bankruptcy Cases, which Plan shall contain the terms and conditions set forth in, and be consistent in all respects with, the term sheet attached as Exhibit 1 to the PSA (as such term sheet may be modified in accordance with the PSA, the “Plan Term Sheet”);
WHEREAS, in connection with the transactions contemplated by the Plan and the Restructuring, each Backstop Party has entered into this Commitment Agreement and become a party hereto and has agreed (on a several and not joint basis) in connection with a Rights Offering for $250.0 million in aggregate purchase price of New NII Common Stock, to purchase (x) its pro rata portion of the Primary Shares, based upon the proportion of principal amount of Notes held by such Backstop Party to the aggregate principal amount of all outstanding Notes and (y) its Backstop Commitment Percentage of the Unsubscribed Shares, if any.
NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS
Section 1.1    Definitions. Except as otherwise provided herein, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Plan. Except as otherwise provided in this Commitment Agreement, whenever used in this Commitment Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Affiliated Funds of such Person); provided, that for purposes of this Commitment Agreement, no Backstop Party shall be deemed an Affiliate of the Company. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Fund” means any investment fund, the fund manager of which or primary investment advisor to which such Backstop Party is an Affiliate thereof.
“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws and “Antitrust Authority” means any of them.
“Antitrust Laws” mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, and any other Law in any jurisdiction governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, including, without limitation, Laws subject to the administration and enforcement oversight of Conselho Administrativo de Defesa Economica.
“Aurelius” means, collectively, the entities managed by Aurelius Capital Management, LP.
“Available Shares” means the Backstop Shares that any Backstop Party fails to purchase as a result of a Backstop Party Default by any Backstop Party.
“Backstop Commitment Percentage” means, with respect to any Backstop Party, such Backstop Party’s percentage of the Backstop Commitment as set forth opposite such Backstop Party’s name under the column titled “Backstop Commitment Percentage” on

Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Commitment Agreement).
“Backstop Party Default” means the failure by any Backstop Party to (a) deliver and pay the aggregate Purchase Price for such Backstop Party’s Backstop Shares by the Backstop Escrow Funding Date in accordance with Section 2.4(b) or (b) exercise its Rights and purchase such Backstop Party’s Primary Shares pursuant to and in accordance with the Plan and Section 2.1.
“Backstop Shares” means the number of Unsubscribed Shares having an aggregate initial purchase price of up to $250.0 million that may be issued and sold by NII to the Backstop Parties in accordance with their respective Backstop Commitment Percentages pursuant to this Commitment Agreement.
“BCA Approval Motion” means the motion to approve the Debtors’ entry into the Commitment Agreement pursuant to sections 105(a) and 363(b) of the Bankruptcy Code and the performance by the Company of its obligations hereunder, which shall be in form and substance satisfactory to the Requisite Backstop Parties in their sole discretion.
“BCA Approval Order” means the order of the Bankruptcy Court approving the relief requested in the BCA Approval Motion.
“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).
“Capco Notes” means, collectively, (i) $1,450,000,000 in principal amount of 7.625% senior notes due 2021 issued under that certain Indenture dated March 29, 2011 among Capco, as issuer, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, (as successor in interest to Wilmington Trust Company) as trustee, as supplemented by that certain First Supplemental Indenture dated December 8, 2011; (ii) $500,000,000 in principal amount of 8.875% senior notes due 2019 issued under that certain Indenture dated December 15, 2009 among Capco, as issuer, the guarantors party thereto, and U.S. Bank National Association, as trustee, as supplemented by that certain Supplemental Indenture No. 1, dated March 8, 2010 and that certain Supplemental Indenture No. 2 dated May 28, 2010; and (iii) $800,000,000 in principal amount of 10.0% senior notes due 2016 issued under that certain Indenture dated August 18, 2009, among Capco, as issuer, the guarantors party thereto, and Wilmington Savings Fund Society, FSB (as successor-in-interest to Wilmington Trust Company), as trustee, as supplemented by that certain Supplemental Indenture No. 1, dated February 8, 2010, that certain Supplemental Indenture No. 2, dated March 8, 2010, and that certain Supplemental Indenture No. 3, dated May 28, 2010.
“Capital Group” means, collectively, entities managed by Capital Research and Management Company.
“Claim” means any “claim” against the Debtors as defined in section 101(5) of the Bankruptcy Code.

“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreements” means any and all written agreements, memoranda of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, that have been entered into between, or that involve or apply to, any employer and any Employee Representative.
“Commitment Amount” means the Rights Offering Amount.
“Communications Approvals” means the consent(s) by the applicable Communications Regulatory Authority to the consummation of the transactions that are the subject of the Communications Applications.
“Communications Law” means all Laws that are designed or intended to regulate the provision of telecommunications or other communications services.
“Communications Regulatory Authority” means the Agencia Nacional de Telecomunicacoes; the Instituto Federal de Telecomunicaciones (or its predecessors, the Secretary of Communications and Transportation of Mexico, and the Mexican Federal Commission of Telecommunications); the Comision Nacional de Comunicaciones; the Secretary of Communications, and the Ministry of Federal Planning, Public Investments and Services; or any successor agencies thereto.
“Company Plans” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other material compensation and benefits plans, policies, programs, arrangements or payroll practices, and each other material stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, retirement, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any current or potential liability.
“Company SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by NII on or prior to the date hereof.
“Confirmation Order” means the Order entered by the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and authorizing all of the transactions and agreements contemplated by the Plan, in form and substance reasonably satisfactory to the Requisite Backstop Parties.
“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease,

franchise agreement, binding letter of intent, binding memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding any Company Plan and the Plan.
“Cover Transaction” means a circumstance in which the Company funds all or a portion of the Deficiency Amount through available cash and/or the Company arranges for the sale of all or any portion of the Available Shares to any other Person at the Purchase Price, in each case during the Cover Transaction Period.
“Cover Transaction Period” means the seven (7) day period following expiration of the Backstop Party Replacement Period.
“Defaulting Backstop Party” means, at any time, any Backstop Party that has breached its obligations under this Agreement, resulting in a Backstop Party Default that is continuing at such time.
“Deficiency Amount” means the difference between (x) the Rights Offering Amount and (y) the aggregate amount on deposit in the Rights Offering Escrow Accounts, calculated as of the first (1st) Business Day following the expiration of the Backstop Party Replacement Period (after giving effect to a Backstop Party Replacement).
“Disclosure Statement” means the disclosure statement with respect to the Plan approved pursuant to the Disclosure Statement Order (including all exhibits and schedules thereto), in form and substance reasonably satisfactory to the Requisite Backstop Parties.
“Disclosure Statement Order” means the Order entered by the Bankruptcy Court approving the Disclosure Statement and Solicitation Materials as containing, among other things, “adequate information” as required by section 1125 of the Bankruptcy Code, in form and substance reasonably satisfactory to the Requisite Backstop Parties.
“Eligible Stockholder” means each beneficial owner of 10.0% or more of the New NII Common Stock issued under the Plan (including pursuant to the Rights Offering); provided, that for purposes of calculating such beneficial ownership, each Backstop Party and its Affiliates or Affiliated Funds shall be considered in the aggregate as one beneficial owner.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Event” means any event, development, occurrence, circumstance or change.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expense Reimbursement” has the meaning set forth in Section 3.3.
“Final Order” means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, and is in full force and effect, and as to which order or judgment (a) the time to appeal or request reargument or further review or rehearing, has expired and no appeal or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or request for reargument or further review or rehearing that has been or may be filed, has been resolved by the highest court to which the order or judgment was appealed or to which the request was made, and no further appeal or request for reargument or further review or rehearing has been or can be taken or granted; provided that, upon mutual written agreement, the Company and the Requisite Backstop Parties may deem an order or judgment to be a “Final Order” for purposes hereof.
“General Rights Offering Escrow Account” means the escrow account established pursuant to the Rights Offering Procedures pursuant to which Rights Offering Participants are required to fund the Purchase Price.
“Governmental Entity” means any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof), including any Communication Regulatory Authority.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Intellectual Property” means all U.S. or foreign intellectual or industrial property or proprietary rights, including any: (i) trademarks, service marks, trade dress, domain names, social media identifiers, corporate and trade names, logos and all other indicia of source or origin, together with all associated goodwill, (ii) patents, inventions, invention disclosures, technology, know-how, processes and methods, (iii) copyrights and copyrighted works, (including software, applications, source and object code, databases and compilations, online, advertising and promotional materials, mobile and social media content and documentation), (iv) trade secrets and confidential or proprietary information or content, and (v) all registrations, applications, renewals, re-issues, continuations, continuations-in-part, divisions, extensions, re-examinations and foreign counterparts of any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“Knowledge of the Company” means the knowledge, after reasonable inquiry, of any of the following members of NII’s management team: NII’s Chief Executive Officer, Chief Financial Officer, and General Counsel.
“Law” means any law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.
“Lien” means any lease, lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

“Luxco Notes” means, collectively, (i) $700,000,000 in aggregate principal amount of 7.875% senior notes due 2019 governed by that certain Indenture dated May 23, 2013 among Luxco, as issuer, NII, as guarantor, and Wilmington Trust, National Association, as trustee, and (ii) $900,000,000 in aggregate principal amount of 11.375% senior notes due 2019 governed by that certain Indenture dated February 19, 2013 among Luxco, as issuer, NII, as guarantor, and Wilmington Trust, National Association, as trustee, as supplemented by that certain Supplemental Indenture dated April 15, 2013.
“Material Adverse Effect” means any Event which individually, or together with all other Events, has had or could reasonably be expected to have a material adverse effect on the (i) business, assets, capitalization, liabilities, finances, properties, results of operations, or condition (financial or otherwise) or the other prospects of the Company and its Subsidiaries, taken as a whole, (ii) the projections included in the disclosure statement filed by the Debtors on December 22, 2014; or (iii) the ability of the Company and its Subsidiaries, taken as a whole, to perform their obligations under, or to consummate the transactions contemplated by, this Commitment Agreement, the PSA or the Plan, including the Rights Offering, including but not limited to any appropriation, nationalization, expropriation or confiscation of a Material Entity’s assets that are material to the business of the Company and its subsidiaries taken as a whole by any Governmental Entity and any devaluation of the currency of Mexico or Brazil as compared to the U.S. Dollar of more than 20% from the value as of date of this Commitment Agreement; it being understood that any public announcement by any Governmental Entity that the Company or any of its senior management is a target of, has been indicted by, or any criminal action is being pursued against the Company or any of its executive officers (in their professional capacity) by any Governmental Entity, or any Governmental Entity pursues any indictment of, or any criminal action against, the Company or any of its executive officers (in their professional capacity), shall constitute a Material Adverse Effect on the Company. For purposes of converting any foreign currency into U.S. dollars the foreign exchange rate shall be the average of the spot mid-rate for the respective currency vs. U.S. dollars as fixed by Citibank Benchmark, page code FXBE on Bloomberg, published as soon as available after 12:00 p.m. London time (British Standard Time) for each of the 10 Trading Days prior to the date of calculation.
“Material Entity” means NII and any Subsidiary of NII that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated pursuant to the Exchange Act or that holds material telecommunications assets or licenses.
“New Board” means the board of directors of Reorganized NII as of the Plan Effective Date.
“New NII Common Stock” means the new common stock, par value $0.001 per share, of Reorganized NII.
“New NII Debt” has the meaning set forth in the PSA.
“NII Bylaws” means the amended and restated bylaws of NII as of the Closing Date, which shall be substantially consistent with the terms set forth in the Plan and otherwise be in form and substance reasonably satisfactory to the Requisite Backstop Parties.

“NII Certificate of Incorporation” means the amended and restated certificate of incorporation of NII as of the Closing Date, which shall, among other things, authorize the issuance of the New NII Common Stock and otherwise be substantially consistent with the terms set forth in the Plan (or any supplement thereto) and otherwise be in form and substance reasonably satisfactory to the Requisite Backstop Parties.
“Notes” means, collectively, the Luxco Notes and the Capco Notes.
“Order” means any judgment, order, award, injunction, writ, or decree of any Governmental Entity or arbitrator.
“Owned Claims” means those Claims beneficially owned by any Backstop Party or any of its Affiliates or of which such Backstop Party or any of its Affiliates is the nominee, investment manager or advisor for the beneficial owners of such Claims, as of the date hereof, as reflected on Schedule 2 attached hereto.
“Owned Real Property” means all real property and interests in real property owned, in whole or in part, directly or indirectly by NII and its Subsidiaries, together with all buildings, fixtures and improvements located thereon, and all appurtenances thereto.
“Permitted Liens” means (i) Liens for Taxes, assessments, and other governmental levies, fees or charges that (A) are not due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (ii) mechanics Liens and similar Liens for labor, materials or supplies provided with respect to any Owned Real Property or personal property incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Commitment Agreement, for amounts that (A) do not materially detract from the value of, or materially impair the use of, any of the Owned Real Property or personal property of the Company or any of its Subsidiaries or (B) are being contested in good faith by appropriate proceedings; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of any Owned Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property; provided, that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Owned Real Property; (iv) minor deficiencies in title, survey exceptions, easements, covenants, conditions, restrictions and other similar matters affecting title to any Owned Real Property and other title defects that do not or would not materially impair the use or occupancy of such real property or the operation of the Company’s or any of its Subsidiaries’ business; (v) Liens that affect Owned Real Property, the underlying fee interest of any Real Property Lease, or tangible personal property that do not materially impair the use of such property in the ordinary course of the Company’s or any of its Subsidiaries’ business, as currently conducted; (vi) all licenses, agreements, settlements, consents, and covenants not to assert that were entered into in the ordinary course of business consistent with past practice; (vii) the interests of lessors under operating leases and licensors under license agreements; (viii) Liens on amounts deposited to secure the Company’s and its Subsidiaries’ obligations in connection with workers’ compensation insurance unemployment insurance or other types of social security; (ix) Liens on amounts deposited to secure the Company’s and its Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, and Liens arising in connection with the sales, transfers, dispositions and factoring of accounts receivable; (x) Liens on amounts deposited to secure the Company’s and its Subsidiaries’ obligations with respect to statutory obligations, surety and customs bonds, statutory bonds, government contracts, trade contracts, completion and performance guarantees, performance bonds, stay or appeal bonds, progress payments and other similar obligations incurred in the ordinary course of business; (xi) in respect of assets Liens with a fair market value not in excess of $10 million; (xii) Liens granted in connection with or permitted under the documentation governing the New NII Debt and any other proposed exit financing facility; (xiii) Liens that, pursuant to the Confirmation Order, will not survive beyond the Plan Effective Date; and (xiv) Liens on any of the assets of the Subsidiaries that currently secures or will secure after the Plan Effective Date any indebtedness under the Operating Company Credit Agreements.
“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.
“Plan” has the meaning set forth in the PSA.
“Plan Documents” has the meaning as set forth in the PSA.
“Plan Effective Date” means the effective date of the Plan.
“Primary Shares” means the New NII Common Stock issuable by NII upon exercise of subscription rights in the Rights Offering and payment of the Purchase Price.
"Professional" means any professional employed in the Bankruptcy Cases pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code or any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Bankruptcy Cases pursuant to section 503(b)(4) of the Bankruptcy Code.
“Post-Effective Date Business” means the businesses, assets and properties of the Company and its Subsidiaries, taken as a whole, as of the Plan Effective Date after giving effect to the Restructuring and the other transactions contemplated by the Plan.
“Purchase Price” means $14.4375, the purchase price per share of NII New Common Stock.
“Real Property Leases” means those leases, subleases, licenses, concessions and other agreements, as amended, modified or restated, pursuant to which the Company or one of its Subsidiaries holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property used in the Company’s or its Subsidiaries’ business.
“Registration Rights Agreement” means that certain registration rights agreement to be entered into as of the Plan Effective Date between the Company and certain holders of New NII Common Stock, in the form attached as Exhibit A hereto, including such amendments or changes as approved by the Requisite Backstop Parties.
“Reorganized NII” means NII, as reorganized pursuant to the confirmed Plan.
“Reorganized NII Corporate Documents” means the NII Bylaws, the NII Certificate of Incorporation and the bylaws and certificate of incorporation (or comparable constituent documents) of any Subsidiaries of NII, each in form and substance reasonably satisfactory to the Requisite Backstop Parties.
“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, limited partners, general partners, shareholders, managers, management company, investment manager, affiliates, employees, agents, investment bankers, attorneys, accountants, advisors, financial advisor and other Professionals of such Person, in each case, in such capacity, serving on or after the Petition Date.
“Requisite Backstop Parties” means each of Aurelius and Capital Group.
“Retention Agreement” means the engagement letter or other form of agreement between any of the Debtors and any professional, attorney, investment bank, accountant, advisor or other agent retained by any such Debtor pursuant to an Order of the Bankruptcy Court.
“Rights” means the subscription rights distributed pursuant to and in accordance with the Rights Offering Procedures.
“Rights Offering” means the rights offering contemplated by this Commitment Agreement and the Rights Offering Procedures, both as are satisfactory to the Requisite Backstop Parties.
“Rights Offering Amount” means an amount equal to $250.0 million.
“Rights Offering Escrow Account” means, collectively, the Backstop Escrow Account and the General Rights Offering Escrow Account established in accordance with Section 2.4.
“Rights Offering Expiration Time” means the time and the date on which the rights offering subscription form must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures, together with the applicable Purchase Price.
“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Shares in accordance with the Rights Offering Procedures.
“Rights Offering Procedures” means the procedures with respect to the Rights Offering that are approved by the Bankruptcy Court pursuant to the Rights Offering Procedures Order which procedures shall be in form and substance satisfactory to the Requisite Backstop Parties.

“Rights Offering Procedures Order” means an Order entered by the Bankruptcy Court approving the commencement of the Rights Offering in accordance with the Rights Offering Procedures; for the avoidance of doubt, such Order may be, and the foregoing relief may be granted pursuant to, the Disclosure Statement Order.
“Rights Offering Shares” means the Shares issued in the Rights Offering.
“Rights Offering Subscription Agent” means a subscription agent appointed by the Company and reasonably satisfactory to the Requisite Backstop Parties.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Solicitation Materials” means the solicitation materials in respect of the Plan and the Rights Offering Procedures, in form and substance reasonably satisfactory to the Requisite Backstop Parties.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (ii) has the power to elect a majority of the board of directors or similar governing body or (iii) has the power to direct the business and policies.
“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.
“Taxes” (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.
“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto or amendment thereof.
“Trading Day” means any day that securities are traded on the New York Stock Exchange.
“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of.
“Treasury Regulations” means the Treasury regulations promulgated under the Code.
“Unsubscribed Shares” means the Rights Offering Shares that have not been duly purchased by the Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan.
Section 1.2    Additional Defined Terms. In addition to the terms defined in Section 1.1, additional defined terms used herein shall have the respective meanings assigned thereto in the Sections indicated in the table below.

Defined Term	Section
Alternative Transaction	Section 4.02 of the PSA
Backstop Commitment	Section 2.2
Backstop Commitment Fee	Section 3.1
Backstop Escrow Account	Section 2.4(a)
Backstop Escrow Funding Date	Section 2.4(b)
Backstop Parties	Preamble
Backstop Party	Preamble
Backstop Party Replacement	Section 2.3(a)
Backstop Party Replacement Period	Section 2.3(a)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Capco	Preamble
Closing	Section 2.5(a)
Closing Date	Section 2.5(a)
Commitment Agreement	Preamble
Communications Applications	Section 4.33(a)
Communications Licenses	Section 4.32(a)
Company	Preamble
Debtors	Preamble
Draft Communications Applications Application	Section 4.33(b)
Employee Representatives	Section 4.14(a)
Expense Reimbursement	Section 3.3

Defined Term	Section
FCPA	Section 4.24
Filing Party	Section 6.4(a)
Financial Reports	Section 6.7(a)
Financial Statements	Section 4.9
Foreign Benefit Plans	Section 4.20(f)
Funding Notice	Section 2.4(a)
GAAP	Section 4.9
Indemnified Claim	Section 8.2
Indemnified Person	Section 8.1
Indemnifying Party	Section 8.1
Joint Filing Party	Section 6.4(b)
Legal Proceedings	Section 4.13
Legend	Section 6.15
Long Pole Jurisdiction	Section 6.4(e)
Losses	Section 8.1
Luxco	Preamble
Material Contract	Section 4.23
Money Laundering Laws	Section 4.25
NII	Preamble
Non-Waiving Backstop Parties	Section 7.3
Outside Date	Section 9.1(f)
Party	Preamble
Petition Date	Recitals
Plan Term Sheet	Preamble
Pre-Closing Period	Section 6.3
PSA	Recitals
Put Option	Section 2.2
Regulation S	Section 5.8
Related Purchaser	Section 2.6(a)
Replacing Backstop Parties	Section 2.3(a)
Restructuring	Recitals
Rights Offering Commitment	Section 2.1
Sanctions	Section 4.26
Waiving Backstop Parties	Section 7.3

Section 1.3    Construction.
(a)    In this Commitment Agreement, unless the context otherwise requires:

(i)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Commitment Agreement;
(ii)    the descriptive headings of the Articles and Sections of this Commitment Agreement are inserted for convenience only, do not constitute a part of this Commitment Agreement and shall not affect in any way the meaning or interpretation of this Commitment Agreement;
(iii)    references in this Commitment Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (.pdf), facsimile transmission or comparable means of communication;
(iv)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;
(v)    the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Commitment Agreement, shall refer to this Commitment Agreement as a whole, including all Exhibits and Schedules attached to this Commitment Agreement, and not to any provision of this Commitment Agreement;
(vi)    the term this “Commitment Agreement” shall be construed as a reference to this Commitment Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;
(vii)    “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;
(viii)    references to “day” or “days” are to calendar days;
(ix)    references to “the date hereof” means as of the date of this Commitment Agreement;
(x)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder in effect on the date of this Commitment Agreement; and
(xi)    references to “dollars” or “$” are to United States of America dollars.
(b)    This Commitment Agreement is the product of extensive discussions and negotiations between and among the Debtors, the Backstop Parties and certain other creditors and constituencies. Each of the foregoing was represented by counsel, who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, this Commitment Agreement and the documents ancillary hereto. Accordingly, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Commitment Agreement or any contract, instrument, release, exhibit, or other agreement or document generated in connection herewith.
ARTICLE II

BACKSTOP COMMITMENT
Section 2.1    The Rights Offering. On the terms and subject to the conditions hereof, including entry of the BCA Approval Order and the Rights Offering Procedures Order by the Bankruptcy Court (a) the Company shall conduct the Rights Offering pursuant to and in accordance with the Rights Offering Procedures, this Commitment Agreement, and the Plan; and (b) severally and not jointly, each Backstop Party shall, and shall cause each of its Affiliates (as applicable) to, pursuant to and in accordance with the Rights Offering Procedures, this Commitment Agreement and the Plan, (i) exercise all of the Rights issued to and held by such Backstop Party or its Affiliates (as applicable) as a holder of Notes and (ii) purchase on the Closing Date all of such Backstop Party’s or its Affiliates (as applicable) Primary Shares at the Purchase Price (the “Rights Offering Commitment”).
Section 2.2    The Backstop Commitment. On the terms and subject to the conditions hereof, including entry of the BCA Approval Order and the Rights Offering Procedures Order by the Bankruptcy Court, in the Rights Offering each Backstop Party hereby grants to the Company an option (collectively, the “Put Option”) to require such Backstop Party to purchase all Unsubscribed Shares on the Closing Date subject to the terms and conditions of this Commitment Agreement. Upon the exercise of the Put Option, each Backstop Party agrees, severally and not jointly, to purchase, and the Company agrees to issue and sell to such Backstop Party, on the Closing Date and for the Purchase Price, the number of Unsubscribed Shares equal to such Backstop Party’s Backstop Commitment Percentage of the total amount of Unsubscribed Shares, rounded between the Backstop Parties solely to avoid fractional shares, it being understood that in no event shall such rounding cause the aggregate Purchase Price for the Primary Shares and the Unsubscribed Shares to be less than $250.0 million; provided, that, in no event shall the Unsubscribed Shares each Backstop Party is committing to purchase include those Primary Shares that were not purchased in the Rights Offering by another Backstop Party (such obligation to purchase the Unsubscribed Shares, the “Backstop Commitment”). Notwithstanding anything to the contrary contained in this Commitment Agreement, and subject to Section 2.6, the Backstop Parties may agree, among themselves, to reallocate their Backstop Commitment Percentages without any consent or approval of any other Party; provided, however, any such agreement among the Backstop Parties shall require the consent or approval of all Backstop Parties affected by such reallocation. The Company shall exercise the Put Option by delivery to each Backstop Party of a written put election notice; provided, that the Put Option shall automatically and irrevocably be deemed to have been exercised in full by the Company, without the need for delivery of written notice or the taking of any further action by the Company or any other Person, if the conditions set forth in Sections 7.2(a) and 7.2(b) shall have been satisfied or waived in accordance with this Commitment Agreement.

Section 2.3    Backstop Party Default.
(a)    Upon the occurrence of a Backstop Party Default, the Backstop Parties (other than any Defaulting Backstop Party) shall have the right, but shall not be obligated to, within five (5) Business Days after receipt of written notice from the Company to all Backstop Parties of such Backstop Party Default (which notice shall be given promptly following the occurrence of such Backstop Party Default and substantially concurrently to all Backstop Parties) (such five (5) Business Day period, the “Backstop Party Replacement Period”) to request that one or more of the Backstop Parties (other than the Defaulting Backstop Party) purchase all or any portion of the Available Shares at the Purchase Price (any such purchase, a “Backstop Party Replacement”) on the terms and subject to the conditions set forth in this Commitment Agreement and in such amounts based upon the applicable Backstop Commitment Percentage with respect to such Replacing Backstop Party, or as may otherwise be agreed upon by the Company and all of the non-Defaulting Backstop Parties electing to purchase all or any portion of the Available Shares (such Backstop Parties, the “Replacing Backstop Parties”). The Backstop Parties are not obligated to provide a Backstop Party Replacement unless a Backstop Party affirmatively consents thereto in writing. Any such Available Shares purchased by a Replacing Backstop Party shall be included in the determination of (y) the Backstop Shares of such Replacing Backstop Party for all purposes hereunder and (z) the Backstop Commitment Percentage of such Backstop Party for all purposes hereunder, including for purposes of Section 3.1. Any such Available Shares not purchased by a Defaulting Backstop Party shall be removed in the determination of (y) the Backstop Shares of such Defaulting Backstop Party for all purposes hereunder and (y) the Backstop Commitment Percentage of such Defaulting Backstop Party for all purposes hereunder, including for purposes of Section 3.1. If a Backstop Party Default occurs, the Closing and the Outside Date shall be delayed only to the extent necessary to allow for (A) the Backstop Party Replacement to be completed within the Backstop Party Replacement Period or (B) the consummation of a Cover Transaction within the Cover Transaction Period. If the Backstop Party Replacement has not been consummated upon expiration of the Backstop Party Replacement Period, and a Cover Transaction has not been consummated prior to the expiration of the Cover Transaction Period, each Backstop Party may terminate its obligations under this Commitment Agreement by written notice to NII, or this Commitment Agreement may be terminated by NII by written notice to each Backstop Party.
(b)    If a Backstop Party is or becomes a Defaulting Backstop Party, it shall be in breach of this Commitment Agreement and shall not be entitled to the Backstop Commitment Fee hereunder.
(c)    Nothing in this Commitment Agreement shall be deemed to require a Backstop Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Shares.
(d)    Subject to Section 10.10, no provision of this Commitment Agreement shall relieve any Defaulting Backstop Party from liability hereunder in connection with such Defaulting Backstop Party’s Backstop Party Default.

Section 2.4    Backstop Escrow Account Funding.
(a)    Funding Notice. (A) No earlier than the fifth (5th) Business Day prior to the Plan Effective Date, the Company, or the Rights Offering Subscription Agent on behalf of the Company, shall deliver to each Backstop Party a written notice (the “Funding Notice”) of (i) the aggregate number of Rights Offering Shares elected to be purchased by the Rights Offering Participants and the aggregate Purchase Price therefor; (ii) the aggregate number of Unsubscribed Shares, if any, and the aggregate Purchase Price therefor; (iii) the number of Backstop Shares to be issued and sold by NII to such Backstop Party in accordance with Section 2.2 and the aggregate Purchase Price therefor; and (iv) the escrow account to which such Backstop Party shall deliver and pay the aggregate Purchase Price for such Backstop Shares (the “Backstop Escrow Account”). The Company, or the Rights Offering Subscription Agent on behalf of the Company, shall as promptly as practicable provide any written backup, information and documentation relating to the information contained in the Funding Notice as any Backstop Party may reasonably request.
(b)    Backstop Escrow Account Funding. No later than the second (2nd) Business Day following receipt of the Funding Notice (such date, the “Backstop Escrow Funding Date”), each Backstop Party shall deliver and pay the aggregate Purchase Price for such Backstop Party’s Backstop Shares by wire transfer in immediately available funds in U.S. dollars into the Backstop Escrow Account in satisfaction of such Backstop Party’s Backstop Commitment. The Backstop Escrow Account shall be established with an escrow agent satisfactory to the Requisite Backstop Parties and the Company (which shall be Prime Clerk LLC unless the parties agree otherwise) pursuant to an escrow agreement in form and substance satisfactory to the Requisite Backstop Parties and the Company. The funds held in the Backstop Escrow Account shall be released to the Backstop Parties, and each Backstop Party shall receive from the Backstop Escrow Account the cash amount actually funded to the Backstop Escrow Account by such Backstop Party, plus any interest accrued thereon, promptly following the earlier to occur of (i) termination of this Commitment Agreement in accordance with its terms and (ii) the Outside Date, if the Closing has not occurred on or before such date.
Section 2.5    Closing.
(a)    Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Requisite Backstop Parties, the closing of the Backstop Commitments (the “Closing”) shall take place at the offices of Jones Day, 222 East 41st Street, New York, New York 10017, at 11:00 a.m., New York City time, on the date on which all of the conditions set forth in Article VII shall have been satisfied or waived in accordance with this Commitment Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”, which shall be the same date as the Plan Effective Date.
(b)    At the Closing, the funds held in the Backstop Escrow Account shall be released to the Company and utilized as set forth and in accordance with Section 6.13 and the Plan.

(c)    At the Closing, issuance of the Primary Shares and the Backstop Shares will be made by NII to the account of each Backstop Party (or to such other accounts as any Backstop Party may designate in accordance with this Commitment Agreement) against payment of the aggregate Purchase Price for the Primary Shares and the Backstop Shares of such Backstop Party. In the event the Company establishes book entry procedures to reflect ownership of New NII Common Stock, the entry of any Primary Shares and Backstop Shares to be delivered pursuant to this Section 2.5(c) into the account of (or for the benefit of) a Backstop Party pursuant to NII’s book entry procedures and delivery to (or on behalf of) such Backstop Party of an account statement reflecting the book entry of such Primary Shares and Backstop Shares shall be deemed delivery of such Primary Shares and Backstop Shares for purposes of this Commitment Agreement; if such procedures are not in place or a Backstop Party so requests in writing, the Company shall deliver a physical stock certificate to effect delivery of New NII Common Stock or if available, effect delivery through the facilities of DTC. Notwithstanding anything to the contrary in this Commitment Agreement, subject to Section 1146(a) of the Bankruptcy Code, all Primary Shares and Backstop Shares will be delivered with all issue, stamp, transfer, sales and use, or similar Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Debtors only if such delivery is made to a Backstop Party.
Section 2.6    Designation and Assignment Rights.
(a)    Each Backstop Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of its Primary Shares or Backstop Shares be issued in the name of (or for the benefit of), and delivered to (or on behalf of), one or more of its Affiliates or Affiliated Funds (other than portfolio companies) (each a “Related Purchaser”) upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Backstop Party and each such Related Purchaser; (ii) specify the number of Primary Shares and Backstop Shares to be delivered to or issued in the name of (or on behalf of) each such Related Purchaser; and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Article V as applied to such Related Purchaser, if applicable. No designation of a Related Purchaser pursuant to this Section 2.6(a) shall relieve such Backstop Party from its obligations under this Commitment Agreement.
(b)    Each Backstop Party shall have the right to sell, transfer and assign all or any portion of its Backstop Commitment to a Related Purchaser that agrees in a writing addressed to the Company to (a) purchase such portion of such Backstop Party’s Backstop Commitment, (b) be fully bound by, and subject to, this Commitment Agreement as a Backstop Party for all purposes hereto (including for purposes of determining the Requisite Backstop Parties), and (c) attach an executed joinder of the Related Purchaser to the PSA. No such sale, transfer or assignment pursuant to this Section 2.6(b) shall relieve such Backstop Party from its obligations under this Commitment Agreement.
(c)    Each Backstop Party, severally and not jointly, agrees that it will not, directly or indirectly, Transfer, at any time prior to the Closing Date or the earlier termination of this Commitment Agreement in accordance with its terms, any of its rights and obligations under this Commitment Agreement to any Person other than in accordance with Sections 2.2, 2.3, 2.6(a), 2.6(b), or any other provision of this Commitment Agreement which expressly permits such Transfer. After the Closing Date, nothing in this Commitment Agreement shall limit or restrict in any way any Backstop Party’s ability to Transfer any of its New NII Common Stock or any interest therein; provided, that any such Transfer shall be made pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable securities Laws and in accordance with the Registration Rights Agreement.
ARTICLE III

BACKSTOP COMMITMENT FEE AND EXPENSE REIMBURSEMENT
Section 3.1    Fees Payable by the Company. Subject to Section 3.2, as consideration for the Put Option, the Backstop Commitment and the other agreements of the Backstop Parties in this Commitment Agreement, the Debtors shall pay or cause to be paid a nonrefundable aggregate fee in cash in an amount equal to 6.0% of the Commitment Amount, calculated in accordance with Section 3.2, to the Backstop Parties (including, in accordance with Section 2.3(a), any Replacing Backstop Parties and Related Purchasers, but excluding any Defaulting Backstop Parties) or their designees based upon their respective Backstop Commitment Percentages (the “Backstop Commitment Fee”), and to be paid as set forth in this Article III.
The provisions for the payment of the Backstop Commitment Fee and Expense Reimbursement (as set forth in Section 3.3), and the indemnification provided herein, are an integral part of the transactions contemplated by this Commitment Agreement and without these provisions the Backstop Parties would not have entered into this Commitment Agreement, and the Backstop Commitment Fee and Expense Reimbursement shall, pursuant to the BCA Approval Order, constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code.
Section 3.2    Payment of Fees. The Backstop Commitment Fee shall be fully earned upon entry of the BCA Approval Order and shall be paid or caused to be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes, in cash in U.S. dollars on the Closing Date; provided, that if the Closing Date does not occur, such Backstop Commitment Fee shall be paid on the earlier to occur of the consummation of any Alternative Transaction occurring at any time, whether before or after the Outside Date, or the occurrence of the termination of this Commitment Agreement; provided, however, that the Backstop Commitment Fee shall not be payable to (i) a Defaulting Backstop Party or (ii) any Backstop Party whose breach of this Agreement caused this Agreement to be terminated. For the avoidance of doubt, the Backstop Commitment Fee will be payable regardless of the number of Unsubscribed Shares (if any). Except as provided for in Section 2.3(b), the Backstop Commitment Fee will be non-refundable and non-avoidable when paid.

Section 3.3    Expense Reimbursement. The Debtors agree to pay in full, in cash on a joint and several basis (without duplication) (i) the reasonable and documented fees and expenses of counsel and financial advisors retained by the Requisite Backstop Parties that have been and are incurred prior to the Plan Effective Date in connection with the Restructuring and Bankruptcy Cases, in accordance with the engagement letters for Akin Gump Strauss Hauer & Feld LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP, Blackstone Advisory Partners, L.P., and Houlihan Lokey and (ii) all filing fees, if any, required by the HSR Act or any other Antitrust or other Law and all reasonable documented expenses related thereto (the “Expense Reimbursement”). The Expense Reimbursement accrued through the date on which the BCA Approval Order is entered shall be paid within five (5) Business Days of such date. The Expense Reimbursement shall thereafter be payable by the Debtors as soon as practicable after receipt of monthly invoices therefor; provided, that the final payment owed by the Debtors shall be made contemporaneously with the Closing or the termination of this Commitment Agreement pursuant to Article IX or, if the Closing does not occur, upon the earlier to occur of the Outside Date and the termination of this Commitment Agreement; provided, further, that the Expense Reimbursement shall not be subject to compliance with local guidelines issued by the Bankruptcy Court with respect to payment of professional fees. The Debtors shall pay or cause to be paid such invoices within five (5) Business Days of receipt thereof.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE DEBTORS
Except as set forth in (i) the Company SEC Documents filed prior to the date hereof (excluding any risk factor disclosure and disclosure included in any “forward-looking statements” disclaimer or other statements included in such Company SEC Documents that are forward-looking in nature), or (ii) the Disclosure Statement (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in the Disclosure Statement in any case that are forward-looking in nature), the Company hereby represents and warrants to the Backstop Parties as set forth below. Any disclosure in the Company SEC Documents, or the Disclosure Statement that is deemed to qualify a representation or warranty shall also be deemed to qualify each and every other representation and warranty to the extent that the relevance of such disclosure to such other representations and warranties is reasonably apparent on its face.
Section 4.1    Organization and Qualification. Each Material Entity is a legal entity duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of its respective jurisdiction of incorporation or organization and, subject to the entry of any applicable order of the Bankruptcy Court, has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted and presently proposed to be conducted. Each Material Entity is duly qualified or licensed to do business under the Laws of each other jurisdiction in which it owns, leases or operates properties or conducts any business, in each case except to the extent where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect.

Section 4.2    Corporate Power and Authority. The Company has the requisite corporate power and authority (i) (A) subject to entry of the BCA Approval Order, to enter into, execute and deliver this Commitment Agreement and to perform its obligations hereunder and (B) subject to entry of the Confirmation Order, to perform each of its other obligations hereunder and (ii) subject to entry of the Confirmation Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver the Plan Documents and all other agreements to which it will be a party as contemplated by this Commitment Agreement and the Plan, and to perform its obligations under each of the Plan Documents, other than this Commitment Agreement. Subject to the entry of the foregoing Orders, as applicable, the execution and delivery of this Commitment Agreement and each of the other Plan Documents and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Commitment Agreement or any of the other Plan Documents or to consummate the transactions contemplated hereby or thereby.
Section 4.3    Execution and Delivery; Enforceability. Subject to entry of the BCA Approval Order, this Commitment Agreement will have been, and subject to the entry of the Confirmation Order, each other Plan Document that requires execution will be, duly executed and delivered by each Debtor or Reorganized Debtor party thereto. Upon entry of the BCA Approval Order and assuming this Commitment Agreement has been duly authorized, executed and delivered by the Backstop Parties, the Commitment Agreement and each of the other obligations hereunder will constitute the valid and binding obligation of the Debtors, enforceable against the Debtors in accordance with its terms; provided, however, that, until entry of the BCA Approval Order, this Commitment Agreement shall not be binding on the Debtors in the absence of Bankruptcy Court approval.
Section 4.4    Authorized and Issued Capital Stock.
(a)    On the Closing Date, (i) the authorized capital stock of NII will consist of one hundred fifty million (150,000,000) shares of New NII Common Stock, and (ii) the outstanding capital stock of NII will consist of one hundred seventeen million three hundred fifteen thousand nine hundred sixty (117,315,960) issued and outstanding shares of New NII Common Stock.
(b)    Except as set forth in this Section 4.4, as of the Closing Date, no shares of capital stock or other equity or voting interest in NII, or any security exercisable for or convertible or exchangeable into any capital stock of or other equity or voting interest in NII, will have been issued, reserved for issuance or outstanding.
(c)    Except as described in this Section 4.4 and except as set forth in the Registration Rights Agreement, the Reorganized NII Corporate Documents, the documentation governing the New NII Debt or any other proposed exit financing facility, as of the Closing Date, neither the Company nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the

Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security exercisable for or convertible or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (ii) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the Transfer (other than as required by applicable securities laws) of any shares of capital stock of the Company or any of its Subsidiaries or (iv) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.
Section 4.5    Issuance. The shares of New NII Common Stock to be issued pursuant to the Plan, including the shares of New NII Common Stock to be issued in connection with the consummation of the Rights Offering, will, when issued and delivered on the Closing Date, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than Permitted Liens and transfer restrictions imposed hereunder, under the Registration Rights Agreement or under the Reorganized NII Corporate Documents or by applicable Law), preemptive rights, subscription and similar rights, other than any rights set forth in the Reorganized NII Corporate Documents and the Registration Rights Agreement.
Section 4.6    No Conflict. Assuming the consents described in Section 4.7 are obtained, the execution and delivery by the Company and, if applicable, its Subsidiaries, of this Commitment Agreement, the Plan and the other Plan Documents, the compliance by the Company and, if applicable, its Subsidiaries, with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, including the Rights Offering, (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under, any Contract to which the Company or any of its Subsidiaries will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of the Company or any of its Subsidiaries will be subject as of the Closing Date after giving effect to the Plan other than Permitted Liens, except to the extent that any such conflict, breach, violation, or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) will not result in any violation of the provisions of the Reorganized NII Corporate Documents or any of the organization documents of any Subsidiary of the Company except to the extent that any such violation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) will not result in any material violation of any Law or Order applicable to the Company or any of its Subsidiaries or any of their properties.
Section 4.7    Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company and, if applicable, its Subsidiaries of this Commitment Agreement, the

Plan and the other Plan Documents, the compliance by the Company and, if applicable, its Subsidiaries with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, including the Rights Offering, except for (i) the entry of the Rights Offering Procedures Order, (ii) the entry of the BCA Approval Order authorizing the Company to execute and deliver this Commitment Agreement and perform its obligations hereunder and authorizing the Company to perform each of its other obligations hereunder, (iii) the entry of the Confirmation Order, (iv) filings, if any, pursuant to the HSR Act or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Commitment Agreement, and the expiration or termination of all applicable waiting periods thereunder, (v) the filing with the Secretary of State of the State of Delaware of the NII Certificate of Incorporation and the filing of any other corporate documents with applicable state filing agencies, (vi) such consents, approvals or authorizations as may be required under any Communications Law in connection with the transactions contemplated by this Commitment Agreement, (vii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Primary Shares and the Backstop Shares by the Backstop Parties and the issuance of the Rights and the Rights Offering Shares pursuant to the exercise of the Rights, and (vii) filings, if any, with any Communications Regulatory Authority as may be required or necessary under any Communications Law or any applicable notification, authorization, approval or consent under any other Communications Law in connection with the transactions contemplated by this Commitment Agreement, and the expiration or termination of all applicable waiting periods thereunder.
Section 4.8    Arm’s Length. The Company acknowledges and agrees that (a) each of the Backstop Parties is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of their Subsidiaries and (b) no Backstop Party is advising the Company or any of their Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.
Section 4.9    Financial Statements. The consolidated financial statements of the Company included in (i) the Annual Report on Form 10-K filed by NII with the SEC for the fiscal year ended December 31, 2013, (ii) the Quarterly Report on Form 10-Q filed by NII with the SEC for the period ended March 31, 2014, (iii) the Quarterly Report on Form 10-Q filed by NII with the SEC for the period ended June 30, 2014 and (iv) the Quarterly Report on Form 10-Q filed by NII with the SEC for the period ended September 30, 2014 (collectively, the “Financial Statements”), comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, taken as a whole, as of the dates indicated and for the periods specified therein. The Financial Statements, including the related schedules and notes thereto, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods and at the dates covered thereby (except, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the Exchange Act).

Section 4.10    Company SEC Documents and Disclosure Statement. Since December 31, 2013, NII has filed all required reports and schedules with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Commitment Agreement, each of the Company SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to such Company SEC Documents. NII has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents. No Company SEC Document, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Commitment Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with section 1125 of the Bankruptcy Code.
Section 4.11    Absence of Certain Changes. Since September 15, 2014, no Event has occurred or exists that constitutes a Material Adverse Effect.
Section 4.12    Compliance with Laws. Neither the Company nor any of its Subsidiaries is or has been at any time since December 31, 2013 in violation of any Law or Order (other than Laws relating to Company Plans and Foreign Benefit Plans, which are addressed in Section 4.20), except for any such violation that would not reasonably be expected to result in a Material Adverse Effect.
Section 4.13    Legal Proceedings. Other than the Bankruptcy Cases and any adversary proceedings or contested motions commenced in connection therewith, and other than as set forth in the Company SEC Documents, there are no legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, notices of non-compliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened in writing to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that would reasonably be expected to result in a Material Adverse Effect.
Section 4.14    Labor Relations.
(a)    There is no labor or employment-related Legal Proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, by or on behalf of any of their respective employees or such employees’ labor organization, works council, workers’ committee, union representatives or any other type of employees’ representatives appointed for collective bargaining purposes (collectively “Employee Representatives”), or by any Governmental Entity, except to the extent that any such Legal Proceedings would not reasonably be expected to result in a Material Adverse Effect.
(b)    There is no strike, lockout, material labor dispute or, to the Knowledge of the Company, threat in writing thereof, by or with respect to any employees of the Company or any of its Subsidiaries, except to the extent that any such strike, lockout, or material labor dispute would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any obligation (whether pursuant to Law or Contract) to notify, inform and/or consult with, or obtain consent from, any Employee Representative regarding the transactions contemplated by this Commitment Agreement prior to entering into this Commitment Agreement, except as would not reasonably be expected to result in a Material Adverse Effect.
Section 4.15    Intellectual Property. The Company or its Subsidiaries own, or hold licenses in, all Intellectual Property that are necessary to the conduct of its business, and have obtained assignments of all material leases, licenses and other rights of whatever nature, in each case other than Permitted Liens, necessary for the conduct of the Company’s business. Except as would not reasonably be expected to result in a Material Adverse Effect, to the Knowledge of the Company there is no material Intellectual Property owned by the Company or any of its Subsidiaries that is being infringed, misappropriated or violated by any other Person which infringement would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, to the Knowledge of the Company, neither the Company nor its Subsidiaries presently Infringes any material Intellectual Property of any other Person and no Person has alleged same in writing, except for allegations that have since been resolved or in connection with the Bankruptcy Cases and any adversary proceedings or contested motions commenced in connection therewith.
Section 4.16    Title to Real and Personal Property.
(a)    Owned Real Property. The Company and its Subsidiaries, as applicable, have good and valid title in fee simple to each material Owned Real Property which failure to have such title would reasonably be expected to have a Material Adverse Effect, free and clear of all Liens, except for (i) Liens that are described in (x) the Company SEC Documents filed prior to the date hereof, (y) the Plan or (z) the Disclosure Statement, (ii) Permitted Liens or (iii) Liens which would not reasonably be expected to have a Material Adverse Effect.
(b)    Leased Real Property. The Company has good and valid leasehold interests in its leased Real Property which failure to have such leasehold interest would reasonably be expected to have a Material Adverse Effect. All material Real Property Leases necessary for the operation of the Post-Effective Date Business are valid and binding on the Company or its relevant Subsidiaries and enforceable in accordance with their terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity). Neither the Company nor any of its Subsidiaries is in material default or breach under the terms of any material Real Property Lease necessary for the operation of the Post-Effective Date Business, except (i) as would not reasonably be expected to result in a Material Adverse Effect, (ii) as subject to an applicable order of the Bankruptcy Court with respect to such leases, or (iii) as a result of the filing of the Bankruptcy Cases. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)    Personal Property. The Company or its Subsidiaries has good title or, in the case of leased assets, a valid leasehold interest, free and clear of all Liens, to all of the material tangible personal property and assets, except for (i) Liens that are described in (x) the Company SEC Documents filed prior to the date hereof, (y) the Plan or (z) the Disclosure Statement, (ii) Permitted Liens or (iii) Liens which would not reasonably be expected to have a Material Adverse Effect.
Section 4.17    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company SEC Documents and that is not so described in the Company SEC Documents, except for the transactions contemplated by this Commitment Agreement and the other Plan Documents. Any Contract existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company SEC Documents is, to the extent required, filed as an exhibit to, or incorporated by reference in, the Annual Report on Form 10-K for the year ended December 31, 2013 that NII filed with the SEC on February 28, 2014, as amended on February 28, 2014 and April 29, 2014, or another Company SEC Document filed between April 29, 2014 and the date hereof.
Section 4.18    Licenses and Permits. The Company and its Subsidiaries possess all material licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of the Post-Effective Date Business, other than those licenses, certificates, permits and other authorizations, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Commitment Agreement, neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such material license, certificate, permit or authorization.
Section 4.19    Tax Matters.
(a)    All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed except where the failure to so file would not reasonably be expected to have a Material Adverse Effect, and all such Tax Returns (including information provided therewith or with respect to thereto) are true, complete and correct in all material respects.
(b)    The Company and its Subsidiaries have fully and timely paid or will fully and timely pay pursuant to the Plan all material Taxes owed by such companies (whether or not shown on any Tax Return), or, to the extent any material Taxes are not yet due, such Taxes have been accrued and fully provided for in accordance with GAAP, or will be provided for when required under GAAP on the financial statements of the Company included in the Company SEC Documents.
(c)    No material audit or other proceeding by any Governmental Entity is pending or threatened in writing with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries, no Governmental Entity has given written notice of any intention to assert any material deficiency or claim for additional Taxes against the Company or any of its Subsidiaries, no written claim has been made by any Governmental Entity in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction, and all deficiencies for material Taxes asserted or assessed against the Company or any of its Subsidiaries have been fully and timely paid or are being contested in good faith, in all cases other than such matters as would not reasonably be expected to have a Material Adverse Effect settled or properly reflected in the financial statements of the Company included in the Company SEC Documents.
(d)    The Company and its Subsidiaries have each withheld from their respective employees, creditors, stockholders and third parties and timely paid to the appropriate Governmental Entity proper and accurate amounts in all material respects in compliance with all Tax withholding and remitting provisions of applicable laws and have each complied in all material respects with all Tax information reporting provisions of all applicable laws.
(e)    Neither the Company nor any of its Subsidiaries is a party to any agreement relating to the sharing, allocation or indemnification of Taxes, or any similar agreement, contract or arrangement (other than such agreements (i) that are entered in the ordinary course of business and (ii) that are not expected to result in a liability for Taxes that is material to the Company and its Subsidiaries) or has any liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income Tax returns of which NII is the common parent) under Treasury Regulations Section 1.1502-6, Treasury Regulations Section 1.1502-78 or similar provision of state, local or foreign Tax law, as a transferee or successor, by contract, or otherwise.
(f)    The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five (5)-year period ending on the date of this Commitment Agreement.
(g)    Neither the Company nor any of its Subsidiaries has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Tax law).
(h)    Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Commitment Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition.
(i)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) election under Section 108(i) of the Code; or (vi) prepaid amount received on or prior to the Closing Date.
Section 4.20    Company Plans.
(a)    (i) Each Company Plan is in compliance with all applicable Laws and its governing documents, except to the extent any such non-compliance would not reasonably be expected to result in a Material Adverse Effect. (ii) Except as would not reasonably be expected to result in a Material Adverse Effect, (1)  all contributions required to be made under the terms of any Company Plan have been timely made or have been (A) reflected in the financial statements of the Company included in the Company SEC Documents or (B) described in the Plan or Disclosure Statement; and (2) no liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the Knowledge of the Company, threatened in writing with respect to any Company Plan (other than (A) routine claims for benefits payable in the ordinary course, or (B) otherwise in relation to the Bankruptcy Cases).
(b)    Except as would not reasonably be expected to result in a Material Adverse Effect, no Company Plan provides for post-employment or retiree health, life insurance or other welfare benefits, except for (A) death benefits, (B) benefits required by Section 4980B of the Code or similar Law, or (C) benefits for which the covered individual pays the full premium cost.
(c)    Except as would not reasonably be expected to result in a Material Adverse Effect, and other than arrangements which require Bankruptcy Court approval, neither the execution of this Commitment Agreement or the other Plan Documents, nor the consummation of the transactions contemplated hereby or thereby will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Plans, or (C) limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans.

(d)    Except as would not reasonably be expected to result in a Material Adverse Effect, the execution, delivery of and performance by the Company and its Subsidiaries of its obligations under this Commitment Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code or any payments under any other applicable Laws that would be treated in such similar nature to such section of the Code, with respect to any Company Plan that would be in effect immediately after the Closing.
(e)    Except as would not reasonably be expected to result in a Material Adverse Effect, and except as required to maintain the tax-qualified status of any Company Plan intended to qualify under Section 401(a) of the Code, to the Knowledge of the Company, no condition or circumstance exists that would prevent the amendment or termination of any Company Plan other than a Company Plan between the Company or any of its Subsidiaries, on the one hand, and an individual employee or director thereof, on the other hand.
(f)    Except as would not reasonably be expected to result in a Material Adverse Effect, each Company Plan that is maintained outside the jurisdiction of the United States, or that covers any employee residing or working outside the United States (any such Company Plan, “Foreign Benefit Plans”), which, under the Laws of any jurisdiction outside of the United States, is required or approved by any Governmental Entity, has been so registered and approved and, to the Knowledge of the Company, has been maintained in good standing with applicable material requirements of the Governmental Entities, and if intended to qualify for special tax treatment, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the special tax treatment with respect to such Foreign Benefit Plans.
Section 4.21    Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company and each of its Subsidiaries maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls and the Financial Statements included in the Company SEC Documents fairly present the information called for in all material respects and were prepared in accordance with the Commission's rules and guidelines applicable thereto.
Section 4.22    Disclosure Controls and Procedures. The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based upon the most recent evaluation by the chief executive officer and chief financial officer of NII of the Company’s internal control over financial reporting, to its auditors and the audit committee of the board of directors of NII (A) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
Section 4.23    Material Contracts. All Material Contracts are valid, binding and enforceable by and against the Company or its relevant Subsidiary (except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability), and no written notice to terminate, in whole or part, any Material Contract has been delivered to the Company or any of its Subsidiaries other than where the failure of such Material Contracts would not reasonably be expected to have a Material Adverse Effect. Other than as a result of the filing of the Bankruptcy Cases, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in default or breach under the terms thereof other than where the breach of such Material Contracts would not reasonably be expected to have a Material Adverse Effect. Each Material Contracts to which the Company or any Subsidiary of the Company is a party as of the date hereof is filed as an exhibit to, or incorporated by reference in, the Annual Report on Form 10-K for the year ended December 31, 2013 that NII filed with the SEC on February 28, 2014, as amended on February 28, 2014 and April 29, 2014, or another Company SEC Document filed between April 29, 2014 and the date hereof. For purposes of this Commitment Agreement, “Material Contract” means any Contract necessary for the operation of the Post-Effective Date Business that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC that is required to be disclosed on a Current Report on Form 8-K).
Section 4.24    No Unlawful Payments. Since December 31, 2013, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the

“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the Knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
Section 4.25    Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no Legal Proceedings by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
Section 4.26    Compliance with Sanctions Laws. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered or enforced by the United States Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of the Rights Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).
Section 4.27    No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person (other than this Commitment Agreement and the Retention Agreements) that would give rise to a valid claim against the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Backstop Shares.
Section 4.28    No Registration Rights. Except as provided for pursuant to the Registration Rights Agreement, no Person has the right to require the Company or any of its Subsidiaries to register the offering and sale of any of their respective securities under the Securities Act.

Section 4.29    Takeover Statutes. No Takeover Statute is applicable to this Commitment Agreement and the transactions contemplated herein.
Section 4.30    Insurance. The Company and its Subsidiaries have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses. All premiums due and payable in respect of material insurance policies maintained by the Company and its Subsidiaries have been paid. The Company reasonably believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate in all material respects. Since December 31, 2013, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company and its Subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired on their terms.
Section 4.31    Investment Company Act. Neither the Company nor any of its Subsidiaries is required to register as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 4.32    Communications Regulatory Matters.
(a)    The Company and its Subsidiaries each has, and is the authorized legal holder of, all governmental permits, licenses, spectrum authorizations, franchises, variances, exemptions, orders issued or granted by a Governmental Entity and all other authorizations, consents and approvals issued or granted by a Governmental Entity (“Communications Licenses”) necessary to conduct the Business as presently conducted. Each of the Company and its Subsidiaries is in compliance with its obligations under each of the Communications Licenses and the rules and regulations of the Communications Regulatory Authorities, in each case except for such failures to be in compliance as would not, individually or in the aggregate, have a Material Adverse Effect.
(b)    There is not pending or, to the Knowledge of the Company, threatened before any Communications Regulatory Authority or any other Governmental Entity any action, investigation, review, proceeding, notice of violation, notice of apparent liability, order to show cause, cease and desist order, order of forfeiture or complaint against the Company or any of its Subsidiaries relating to any of the Communications Licenses, nor has any Communications Regulatory Authority or Governmental Entity indicated an intention to conduct the same, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(c)    All Communications Licenses are in full force and effect have not been revoked, suspended, canceled, materially adversely modified, rescinded or terminated and have not expired, and are not subject to any conditions except for conditions applicable to licenses of the same type generally or as otherwise disclosed on the face of the Communications Licenses. The Company and its Subsidiaries have timely filed or made all material applications, reports and other disclosures required by any Communications Regulatory Authority to be made with respect to the Communications Licenses and have timely paid all regulatory fees with respect thereto. Neither the Company nor any of its Subsidiaries is aware of any reason that could reasonably be expected to result in a refusal by any Communications Regulatory Authority to renew any License for a full term in the normal course upon timely filing a complete and properly executed application for renewal and payment of all applicable filing fees.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES
Each Backstop Party represents and warrants as to itself only as set forth below.
Section 5.1    Organization. Such Backstop Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the laws of its jurisdiction of incorporation or organization.
Section 5.2    Power and Authority. Such Backstop Party has the requisite corporate, limited partnership or limited liability company power and authority to enter into, execute and deliver this Commitment Agreement and each other Plan Documents to which such Backstop Party is a party and to perform its obligations hereunder and thereunder and has taken (or will take) all necessary corporate, limited partnership or limited liability company action required for the due authorization, execution, delivery and performance by it of this Commitment Agreement and the other Plan Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate, limited partnership or limited liability company proceedings on the part of such Backstop Party are or will be necessary to authorize this Commitment Agreement or any of the other Plan Documents or to consummate the transactions contemplated hereby or thereby.
Section 5.3    Execution and Delivery; Enforceability. This Commitment Agreement and each other Plan Document to which such Backstop Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Backstop Party and (b) upon entry of the BCA Approval Order and assuming due and valid execution and delivery hereof and thereof by the Company, will constitute the valid and legally binding obligations of such Backstop Party, enforceable against such Backstop Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.
Section 5.4    No Conflict. Assuming that the consents referred to in clauses (i) and (ii) of Section 5.5 are obtained, the execution and delivery by such Backstop Party of this Commitment Agreement and, to the extent applicable, the other Plan Documents, the compliance by such Backstop Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Backstop Party is a party or by which such Backstop Party is bound or to which any of the properties or assets of such Backstop Party are subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of such Backstop Party and (iii) will not result in any material violation of any Law or Order applicable to such Backstop Party or any of its properties, except, in each of the cases described in clauses (i) and (iii), for any conflict, breach, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance of its obligations under this Commitment Agreement.
Section 5.5    Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over such Backstop Party or any of its properties is required for the execution and delivery by such Backstop Party of this Commitment Agreement and, to the extent applicable, the Plan Documents, the compliance by such Backstop Party with all of the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Backstop Party of its Backstop Shares) contemplated herein and therein, except (i) filings, if any, pursuant to the HSR Act or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Commitment Agreement and the expiration or termination of all applicable waiting periods thereunder, (ii) any consents, approvals or authorizations as may be required under any law governing the regulation of telecommunications in connection with the transactions contemplated by this Commitment Agreement, (iii) filings, if any, with any Communications Regulatory Authority as may be required or necessary under any of the Communications Law, and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Communications Law in connection with the transactions contemplated by this Commitment Agreement; and (iv) any consent, approval, authorization, order, registration or qualification which, if not made or obtained, will not prohibit, materially delay or materially and adversely impact such Backstop Party’s performance of its obligations under this Commitment Agreement or the Plan Documents.
Section 5.6    No Registration. Such Backstop Party understands that (a) the issuance of the Backstop Shares has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Backstop Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the foregoing shares cannot be sold unless such sale is subsequently registered under the Securities Act or an exemption from registration is available.
Section 5.7    Purchasing Intent. Such Backstop Party is acquiring the Primary Shares and the Backstop Shares for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Backstop Party has no present intention of selling, granting any participation in, or otherwise distributing the same.

Section 5.8    Sophistication; Investigation. Such Backstop Party acknowledges that the issuance of the Primary Shares and the Backstop Shares has not been registered pursuant to the Securities Act. Such Backstop Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Primary Shares and the Backstop Shares being acquired hereunder. Such Backstop Party is (i) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act, (ii) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, or (iii) a “non-U.S. Person” within the meaning of Regulation S under the Securities Act (“Regulation S”) who will acquire any Primary Shares or Backstop Shares outside of the United States within the meaning of Regulation S. Such Backstop Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares of New NII Common Stock for an indefinite period of time). Such Backstop Party has conducted and relied on its own independent investigation of, and judgment with respect to, the Company and the advice of its own legal, tax, economic, and other advisors.
Section 5.9    No Broker’s Fees. Such Backstop Party is not a party to any Contract with any Person (other than this Commitment Agreement and any Contract giving rise to the Expense Reimbursement hereunder) that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Backstop Shares.
Section 5.10    Owned Claims.
(a)    As of the date hereof, such Backstop Party and its Affiliates were, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, the aggregate principal amount of Owned Claims as set forth opposite such Backstop Party’s name under the column titled “Beneficially Controlled Owned Claims” on Schedule 2 attached hereto;
(b)    As of the date hereof, such Backstop Party or its applicable Affiliate has the full power to vote, dispose of and compromise at least the aggregate principal amount of the Owned Claims listed as beneficially owned by such Backstop Party under the column titled “Beneficially Controlled Owned Claims” on Schedule 2 attached hereto;
(c)    Each Backstop Party and its Affiliates agree to be bound by this Agreement and the PSA, in their capacities as holders of any Owned Claims; and
(d)    As of the date hereof, other than the PSA, and any agreements or transactions contemplated thereby, such Backstop Party has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any portion of its right, title or interest in such Owned Claims where such assignment, sale, participation, grant, conveyance or transfer would prohibit such Backstop Party from complying with the terms of this Commitment Agreement or the PSA.

Section 5.11    Sufficiency of Funds. On the Plan Effective Date, such Backstop Party will have sufficient immediately available funds to make and complete the payment of the aggregate Purchase Price for its Primary Shares and Backstop Shares.
Section 5.12    Legal Proceedings. As of the date hereof, there are no Legal Proceedings pending or threatened to which such Backstop Party is a party or to which any property of such Backstop Party is the subject that would reasonably be expected to prevent, materially delay or materially impair the ability of such Backstop Party to consummate the transactions contemplated hereby.
Section 5.13    Arm’s Length. Such Backstop Party acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Backstop Party with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering).
ARTICLE VI

ADDITIONAL COVENANTS
Section 6.1    BCA Approval Order and Rights Offering Procedures Order. The Company shall use its reasonable best efforts, consistent with the PSA, to (i) obtain the entry of the BCA Approval Order and Rights Offering Procedures Order and (ii) cause the BCA Approval Order and the Rights Offering Procedures Order to become Final Orders (including by requesting that such orders be a Final Order immediately upon entry by the Bankruptcy Court pursuant to a waiver of Bankruptcy Rules 3020 and 6004(h), as applicable), in each case, as soon as reasonably practicable following the filing of the applicable motion seeking entry of each such order, but no later than the applicable deadline set forth in the PSA. The Company shall provide to each of the Backstop Parties and its counsel copies of the proposed motion seeking entry of the BCA Approval Order and the Rights Offering Procedures Order and a copy of the proposed Rights Offering Procedures Order and BCA Approval Order and a reasonable opportunity to review and comment on such motions and such orders prior to such motions and except as otherwise provided in this Commitment Agreement, such orders being filed with the Bankruptcy Court, and such motions and such orders (and any amendments, modifications, changes or supplements thereto), when filed, shall be in form and substance satisfactory to the Requisite Backstop Parties in their sole discretion. Any amendments, modifications, changes or supplements to any of the BCA Approval Order, the Rights Offering Procedures Order upon entry by the Bankruptcy Court (as applicable), shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties, provided, however that any such amendments, modifications, changes or supplements to either such Order that adversely affects a Requisite Backstop Party shall be satisfactory to the affected Requisite Backstop Party in its sole discretion.
Section 6.2    Confirmation Order; Disclosure Statement Order; Plan and Disclosure Statement. The Company shall use its reasonable best efforts, consistent with the PSA, to obtain entry of the Disclosure Statement Order and Confirmation Order. The Company shall provide to each of the Backstop Parties and its counsel a copy of the Plan and the

Disclosure Statement and any proposed amendment, modification, supplement or change to any of the foregoing and a reasonable opportunity to review and comment on such documents and each such amendment, modification, supplement or change to any of the foregoing, when filed and upon entry by the Bankruptcy Court (as applicable), shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties and the Company. The Company shall provide to each of the Backstop Parties and its counsel a copy of the proposed Disclosure Statement Order and Confirmation Order (together with copies of any briefs, pleadings and motions related thereto) and a reasonable opportunity to review and comment on such order, briefs, pleadings and motions prior to such order, briefs pleadings and motions being filed with the Bankruptcy Court, and such order, briefs, pleadings and motions, when filed and upon entry by the Bankruptcy Court (as applicable), shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties.
Section 6.3    Conduct of Business. Except (i) as explicitly set forth in this Commitment Agreement or otherwise contemplated by the Disclosure Statement, or the Plan or by any Order of the Bankruptcy Court or (ii) with the prior written consent of Requisite Backstop Parties, during the period from the date of this Commitment Agreement to the earlier of the Closing Date and the date on which this Commitment Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), (A) the Company shall, and shall cause each of its Subsidiaries to carry on its business in the ordinary course and use its commercially reasonable efforts, in the ordinary course, to (1) preserve intact its Post-Effective Date Business, (2) keep available the services of its officers and employees, (3) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its Subsidiaries in connection with the Post-Effective Date Business and (4) maintain the Communications Licenses that are necessary for the conduct of the Post-Effective Date Business as presently conducted in full force and effect, without material adverse modification, and diligently prosecute all pending applications for Communications Licenses before any Communications Regulatory Authority and (B) the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction that is material to the Post-Effective Date Business other than (w) in the ordinary course of business or to the extent necessary to conduct the Company’s operations in a manner consistent with the financial and business projections provided to the Backstop Parties prior to the date hereof, (x) other transactions after prior notice to the Backstop Parties to implement tax planning which transactions are not reasonably expected to materially adversely affect any Requisite Backstop Party, (y) transactions expressly contemplated by the PSA, the Plan, this Commitment Agreement, the other Plan Documents or any Order of the Bankruptcy Court and (z) such other transactions as are disclosed in the Disclosure Statement. Notwithstanding any other provision in this Commitment Agreement, nothing in this Commitment Agreement shall give the Backstop Parties, directly or indirectly, any right to control or direct the operations of the Company prior to the Closing Date. Prior to the Closing Date, the Company shall exercise, consistent with the terms and conditions of this Commitment Agreement, complete control and supervision of the business of the Company.
Section 6.4    Antitrust Approval. Each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Commitment Agreement, the Plan, and the other Plan Documents, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Commitment Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Commitment Agreement as soon as reasonably practicable following the date hereof and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority.
(a)    The Company and each Backstop Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Commitment Agreement, the Plan or the other Plan Documents that has notified the Company in writing of such obligation (each such Backstop Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) give the other party a reasonable time in which to review and comment on any filing or other submission of information to the Antitrust Authority prior to the submission of such filing or information to the Antitrust Authority; (iv) furnish each other Filing Party and the Company, as applicable, with copies of all correspondence, filings and communications between such Filing Party or the Company and the Antitrust Authority; (v) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (vi) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Requisite Backstop Parties and the Company.
(b)    Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) a transaction contemplated by this Commitment Agreement, the Plan or the other Plan Documents, such Joint Filing Party shall (i) give each other Joint Filing Party a reasonable time in which to review and comment on any filing or other submission of information to the Antitrust Authority prior to the submission of such a filing or information to the Antitrust Authority; and (ii) promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.
(c)    Subject to the second sentence of Section 6.4(e), the Company and each Filing Party shall use commercially reasonable efforts to cause the waiting periods under the applicable Antitrust Laws to terminate or expire at the earliest possible date after the date of filing. The communications contemplated by this Section 6.4 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.4 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Commitment Agreement, the Plan and the other Plan Documents.
(d)    Notwithstanding anything in this Commitment Agreement to the contrary, nothing shall require any Backstop Party or any of its Affiliates to (i) dispose of, license or hold separate any of its or its Subsidiaries’ or Affiliates’ assets, (ii) limit its freedom of action or the conduct of its or its Subsidiaries’ or Affiliates’ businesses or make any other behavioral commitments with respect to itself or any of its Subsidiaries or Affiliates, (iii) divest any of its Subsidiaries or its Affiliates, or (iv) commit or agree to any of the foregoing. Without the prior written consent of the Requisite Backstop Parties, neither the Company nor any of its Subsidiaries shall commit or agree to (i) dispose of, license or hold separate any of its assets or (ii) limit its freedom of action with respect to any of its businesses or commit or agree to any of the foregoing, in each case, in order to secure any necessary consent or approvals for the transactions contemplated hereby under the Antitrust Laws. Notwithstanding anything to the contrary herein, neither the Backstop Parties, nor any of their Affiliates, nor the Company or any of its Subsidiaries, shall be required as a result of this Commitment Agreement, to initiate any legal action against, or defend any litigation brought by, the United States Department of Justice, the United States Federal Trade Commission, or any other Governmental Entity in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the transactions contemplated hereby, or which may require any undertaking or condition set forth in the preceding sentence.
(e)    Given the uncertainty that the condition set forth in Section 7.1(e) may not be satisfied by April 22, 2015 with respect to certain jurisdictions outside of the United States (each, a “Long Pole Jurisdiction”), the Company and the Backstop Parties will consult in good faith regarding alternative structures with respect to the Company’s operations in such Long Pole Jurisdiction(s) so as to facilitate the satisfaction of such condition by April 22, 2015.
(f)    Any filing fees required to be paid to the Antitrust Authorities by a Filing Party or a Joint Filing Party pursuant to filings under Section 6.4 shall be borne by the Company.
Section 6.5    Access to Information. Subject to applicable Law and appropriate assurance of confidential treatment, upon reasonable notice during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) afford each of the Backstop Parties and their respective Representatives, only upon request, reasonable access, during normal business hours and without unreasonable disruption or interference with its business or operations, to its employees, properties, books, contracts and records and, during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to such parties all reasonable information concerning its business, properties and personnel as may reasonably be requested by any such party; provided, that the foregoing shall not require the Company (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Company or any of its Subsidiaries to violate any of their respective obligations with respect to confidentiality to a third party if the Company shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure, (b) to disclose any legally privileged information of the Company or any of its Subsidiaries or (c) to violate any applicable Laws; provided, further, that to the extent it is entitled to do so the Company shall deliver to the Backstop Parties a schedule setting forth a description of any requested information not provided to the Backstop Parties pursuant to clauses (a) through (c) above (in the case of clause (a), to the extent not prohibited from doing so).
Section 6.6    Communications Approvals.
(a)    Each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Commitment Agreement, the Plan, and the other Plan Documents, including (i) if applicable, filing, or causing to be filed, all applications, notifications, or submissions with respect to the transactions contemplated by this Commitment Agreement with the Communications Regulatory Authorities, as applicable, and any filings under any other Communications Laws that are necessary to consummate and make effective the transactions contemplated by this Commitment Agreement as soon as reasonably practicable following the date hereof (“Communications Applications”); and (ii) promptly furnishing documents or information reasonably requested by any Communications Regulatory Authority.
(b)    During the pre-Closing Period, the Parties shall, to the extent permitted by applicable Law: (i) furnish each other with copies of any Communications Applications made or prepared by such Parties in connection with obtaining the requisite approvals and authorizations from the appropriate Communications Regulatory Authorities for the transactions contemplated hereby (“Draft Communications Applications”) so that the Parties receiving such Draft Communications Applications may review and have the right to comment on and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to submission to the applicable Communications Regulatory Authority; (ii) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with a Communications Regulatory Authority with respect to the transactions contemplated by this Commitment Agreement or the Plan; (iii) not participate in any meeting with a Communications Regulatory Authority with respect to the transactions contemplated by this Commitment Agreement or the Plan unless it consults with the other Parties, as applicable, in advance and, to the extent permitted by the Communications Regulatory Authority with respect to the transactions contemplated by this Commitment Agreement or the Plan and applicable Law, give the other Parties, as applicable, a reasonable opportunity to attend and participate thereat; (iv) furnish the other Parties, as applicable, with copies of all correspondence, filings and communications between such Party and the Communications Regulatory Authority with respect to the transactions contemplated by this Commitment Agreement or the Plan; and (v) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Communications Regulatory Authority.
Section 6.7    Financial Information.
(a)    At all times prior to the Closing Date, the Company shall deliver to each Backstop Party (and its Representatives) that so requests, subject to appropriate assurance of confidential treatment, all financial statements and related reports otherwise prepared by the Company as the Backstop Parties may reasonably request (the “Financial Reports”).
(b)    Information delivered in the Financial Reports shall be complete and correct in all material respects and if constituting Financial Statements to be filed with the SEC shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.
(c)    At all times prior to the Closing Date, the Company shall timely file all reports on Forms 10-Q and 10-K with the SEC, which reports contain all Financial Statements required to be included in such reports.
Section 6.8    Reasonable Efforts. Without in any way limiting any other respective obligation of the Company or any Backstop Party in this Commitment Agreement, the Company shall use (and shall cause its Subsidiaries to use), and each Backstop Party shall use, commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Commitment Agreement and the Plan, including using commercially reasonable efforts in:
(i)    timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Party and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;
(ii)    except as set forth in Section 6.4(e), defending any Legal Proceedings challenging (A) this Commitment Agreement, the Plan or any other Plan Document, (B) the BCA Approval Order, the Disclosure Statement Order, the Rights Offering Procedures Order, or the Confirmation Order or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed; and
(iii)    working together in good faith to finalize the New NII Common Stock, Registration Rights Agreement, Reorganized NII Corporate Documents, Plan Documents and all other documents relating thereto for timely inclusion in the supplements to the Plan and filing with the Bankruptcy Court.

(b)    Subject to applicable Laws relating to the exchange of information, the Backstop Parties and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to the Backstop Parties or the Company, as the case may be, and any of their respective Affiliates or the Company and its Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Commitment Agreement, the Plan, or the other Plan Documents; provided, however, that neither the Company nor the Backstop Parties are required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court. In exercising the foregoing rights, each of the Company and the Backstop Parties shall act reasonably and as promptly as practicable.
(c)    Nothing contained in this Section 6.7 shall limit the ability of any Backstop Party to consult with the Company, to appear and be heard, or to file objections, concerning any matter arising in the Bankruptcy Cases to the extent not inconsistent with the PSA or this Commitment Agreement.
Section 6.9    New NII Debt; Exit Financing Facility. The Company shall have obtained the commitment for or other reasonable assurance of availability of the New NII Debt and agrees to work in good faith to obtain documentation for the New NII Debt and any other proposed exit financing facility on terms in form and substance reasonably acceptable to the Plan Proponents and the Requisite Backstop Parties. Each of the Backstop Parties shall have the right to receive, upon reasonable request, an update by the Company on, and a summary of, any material meetings, discussions or negotiations relating to the New NII Debt and any other proposed exit financing facility.
Section 6.10    New Board. On the Plan Effective Date, the term of any current members of the board of directors of NII not identified as members of the New Board shall expire and such persons shall have tendered their resignation, effective as of the Plan Effective Date. The New Board shall consist of seven (7) members, including (i) the chief executive officer of Reorganized NII, (ii) three (3) directors designated by Capital Group, (iii) one (1) director designated by Aurelius and (iv) two (2) directors designated jointly by Aurelius and Capital Group. Each of the individuals designated as nominees to be directors (other than the chief executive officer of Reorganized NII) shall (a) be independent under the listing standards of the national stock exchange on which the New NII Common Stock will be listed and the independence requirements for members of audit and compensation committees under the rules of such stock exchange and the SEC, and (b) not be employees of either Aurelius or Capital Group. The designation rights described in this Section 6.9 shall expire upon appointment of the New Board. The boards of directors for the direct and indirect subsidiaries of Reorganized NII shall be identified and selected by the New Board.
Section 6.11    Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Backstop Shares issued hereunder for, sale or issuance to the Backstop Parties at the Closing Date pursuant to this Commitment Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale or issuance of the Backstop Shares issued pursuant to this Commitment Agreement required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying the obligations set forth under this Section 6.10.
Section 6.12    No Integration; No General Solicitation. Subject to the PSA, neither the Company nor any of its Affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Backstop Shares and this Commitment Agreement in a manner that would require registration of the New NII Common Stock to be issued by the Company on the Plan Effective Date under the Securities Act. Subject to the PSA, none of the Company or any of its Affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any Backstop Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
Section 6.13    DTC Eligibility. The Company shall use its commercially reasonable efforts to make all shares of New NII Common Stock eligible for deposit with the Depository Trust Company as of the Closing Date.
Section 6.14    Use of Proceeds. The Company will apply the proceeds from the exercise of the Rights and the sale of the Rights Offering Shares in accordance with and pursuant to the Plan and for other corporate purposes.
Section 6.15    Share Legend. Each stock certificate, if any, evidencing Backstop Shares acquired by the Backstop Parties (including any Related Purchaser) hereunder, and each certificate issued in exchange for or upon the transfer, sale or assignment of any such shares, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:
“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”
In the event of any uncertificated shares, such shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by NII or its transfer agent and the term “Legend” shall include such restrictive notation. The legend (or restrictive notation) set forth above shall be removed from the certificates evidencing any such securities (or the records, in the case of uncertificated shares) at any time after the restrictions described in such Legend cease to be applicable. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply.
Section 6.16    New NII Common Stock.
(a)    Reorganized NII shall use its commercially reasonable efforts to obtain the listing of the New NII Common Stock for trading on the New York Stock Exchange or for quotation in the NASDAQ stock market as soon as practicable after the Plan Effective Date, but no later than sixty (60) days thereafter.
(b)    The New NII Common Stock issued in the Rights Offering will not be restricted securities for the purposes of Rule 144 (but may constitute control securities).
Section 6.17     Compliance with Reporting Obligations. Following the Plan Effective Date, Reorganized NII shall continue to be subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
Section 6.18    Registration Rights Agreement. On the Plan Effective Date, the Company shall enter into the Registration Rights Agreement with each Eligible Stockholder.
ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES
Section 7.1    Conditions to the Obligations of Each of the Parties. The respective obligations of the Parties to consummate the transactions contemplated hereby, other than as otherwise set forth herein, shall (unless waived by all Parties hereto) be subject to the satisfaction of the following conditions:
(a)    BCA Approval Order; Rights Offering Procedures Order. The Bankruptcy Court shall have entered the BCA Approval Order and the Rights Offering Procedures Order in accordance with Section 6.1, and such Orders shall be Final Orders.
(b)    Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order, and such order shall be a Final Order and in form and substance reasonably satisfactory to the Company and the Requisite Backstop Parties.
(c)    Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, and such order shall be a Final Order and in form and substance reasonably satisfactory to the Company and the Requisite Backstop Parties.
(d)    New NII Debt; Exit Financing Facility. The Company (i) shall have executed and delivered the documentation governing the New NII Debt, which shall be in form and substance reasonably satisfactory to the Company and the Requisite Backstop Parties, and (ii) all conditions to effectiveness of the documentation governing the New NII Debt (other than any required receipt of equity funding) shall have been satisfied or waived (or will be satisfied and waived substantially concurrently with the occurrence of the Closing Date).
(e)    Antitrust Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Commitment Agreement, including under the HSR Act and any other Antitrust Laws, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity under any Antitrust Law shall have been made or obtained for the transactions contemplated by this Commitment Agreement.
(f)    Consents. All material Governmental Entity and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Commitment Agreement and the Plan, including all material approvals and authorizations required to be obtained from the Communications Regulatory Authorities, shall have been made or received.
(g)    No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Commitment Agreement.
Section 7.2    Conditions to the Obligations of the Backstop Parties. The obligations of each Backstop Party to consummate the transactions contemplated hereby, other than as otherwise set forth herein, shall be subject to (unless waived in accordance with Section 7.3) the satisfaction of the following conditions:
(a)    Plan and Plan Documents. The Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Debtors on or prior to the Plan Effective Date and the Plan, and all Plan Documents (other than the Rights Offering Procedures and Registration Rights Agreement) shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties. The conditions to the occurrence of the Plan Effective Date set forth in the Plan shall have been satisfied or, with the prior consent of the Requisite Backstop Parties, waived in accordance with the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Closing Date).
(b)    Rights Offering. The Rights Offering shall have been conducted, in all material respects, in accordance with the Rights Offering Procedures Order and this Commitment Agreement, and the Rights Offering Expiration Time shall have occurred. All Primary Shares and Unsubscribed Shares shall have been purchased (or will be purchased substantially concurrently with the occurrence of the Closing Date, which shall include the Backstop Shares to be purchased by the Backstop Parties) at the Purchase Price pursuant to the Rights Offering, the Backstop Commitment, a Backstop Party Replacement, a Cover Transaction or any combination thereof. All conditions to the closing of the Rights Offering shall have been satisfied or waived (or will be satisfied and waived substantially concurrently with the occurrence of the Closing Date).

(c)    Board of Directors. On the Plan Effective Date, the New Board shall be comprised of directors in accordance with Section 6.9.
(d)    Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company and shall otherwise have become effective with respect to the Backstop Parties and the other parties thereto.
(e)    Expense Reimbursement. The Debtors shall have paid all Expense Reimbursement accrued through the Closing Date pursuant to Section 3.3.
(f)    Representations and Warranties. The representations and warranties of the Company contained in this Commitment Agreement shall be true and correct in all respects (disregarding all materiality or Material Adverse Effect qualifiers) at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not, individually or in the aggregate, constitute a Material Adverse Effect.
(g)    Covenants. The Company shall have performed or complied with, or caused its Subsidiaries to have performed or complied with, in all material respects, all covenants and agreements required to be performed or complied with under this Commitment Agreement and in connection with the transactions contemplated by this Commitment Agreement.
(h)    Officer’s Certificate. The Backstop Parties shall have received on and as of the Closing Date a certificate of the Company in form and substance satisfactory to the Requisite Backstop Parties, signed on behalf of the Company by each of the chief executive officer and chief financial officer of Reorganized NII, to the effect that the conditions set forth in Sections 7.2(f), 7.2(g), 7.2(i), 7.2(j) and 7.2(l) have been satisfied.
(i)    Minimum Cash of the Company. The amount, determined as of the Plan Effective Date, of cash, cash equivalents and short term investments held by the Company and its Subsidiaries (collectively, “Minimum Cash”) shall be no less than $56 million. The calculation of Minimum Cash shall exclude (a) “restricted cash” under GAAP, (b) cash at NII Argentina; (c) proceeds from (i) the Rights Offering and the Backstop Commitment, (ii) the New NII Debt, (iii) the sale of NII Argentina, (iv) projected tower sales and (v) any other financings or asset sales; and (d) (i) payments on the Plan Effective Date for professional fees in an amount not to exceed $35 million, and (ii) principal repayments made on the Plan Effective Date to CDB as consideration for the amendments to the principal amortization schedules of the financing agreements in Mexico and Brazil, which amount shall be the lesser of $77 million and the actual amortization amount as of the Plan Effective Date. In determining Minimum Cash, amounts held in Mexican Pesos (“MXN”) and Brazilian Reais (“BRL”) shall be converted into United States dollars (“USD”) assuming fixed exchange rates of 13.20 MXN/ USD and 2.44 BRL /USD, respectively. Further, the principal amount of any new debt financing entered into by the Company and/or its Subsidiaries subsequent to the date hereof and outstanding as of the Plan Effective Date (including any new debt that refinances such outstanding amount on the Plan Effective Date but excluding (1) any modification to existing debt agreements that do not increase the amount outstanding thereunder and (2) capital lease obligations incurred in connection with sale‐leaseback transactions to the extent that the proceeds thereof are counted as proceeds of asset sales pursuant to clause (y)(i) below) shall not exceed the lesser of: (x) $500 million and (y) $500 million less (i) any net proceeds from the sale of NII Argentina or any other asset sales completed on or prior to the Plan Effective Date and, (ii) to the extent not included as a part of the net sale proceeds, any cash currently held by NII Argentina that is made available to the Company and/or its Subsidiaries in connection with such asset sales.
(j)    Material Adverse Effect. (i) As of the Closing Date, there shall not have occurred, and there shall not exist, any Event that could reasonably be considered to result in a Material Adverse Effect and (ii) the Backstop Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of NII confirming the same.
(k)    PSA. The PSA shall be in full force and effect and shall not have been terminated in accordance with its terms, and there shall not exist any default thereunder by any party.
(l)    Equity Securities of NII. On the Closing Date, no options, warrants or other rights to acquire equity securities of NII will be outstanding, other than any options, warrants or other rights to acquire equity securities of NII pursuant to any management incentive plan of Reorganized NII (which shall be on terms reasonably acceptable to the Requisite Backstop Parties) and the shares of New NII Common Stock issued and outstanding on the Closing Date, as set forth in Section 4.4.
(m)    Filing of Company SEC Documents. NII shall have timely filed all reports on Forms 8-K, 10-Q and 10-K with the SEC.
(n)    Put Option. The Put Option shall have been exercised in accordance with Section 2.2.
Section 7.3    Waiver of Conditions to Obligation of Backstop Parties. All or any of the conditions set forth in Section 7.2 may only be waived in whole or in part with respect to all Backstop Parties by a written instrument executed by the Requisite Backstop Parties in their sole discretion and if so waived, all Backstop Parties shall be bound by such waiver; provided, that notwithstanding the foregoing, if the Requisite Backstop Parties desire to waive all or any of the conditions set forth in Section 7.1 the Requisite Backstop Parties may require any other Backstop Parties that are not willing to waive the applicable conditions (the “Non-Waiving Backstop Parties”), and such Non-Waiving Backstop Parties shall upon written request by the Requisite Backstop Parties be so required, to transfer and assign to the Requisite Backstop Parties all of the Non-Waiving Backstop Parties’ Backstop Commitment in accordance with the

Waiving Backstop Parties’ pro rata share (based on the aggregate Backstop Commitment of the Requisite Backstop Parties) of the Non-Waiving Backstop Parties’ Backstop Commitment or as otherwise reasonably agreed upon by the Requisite Backstop Parties.
Section 7.4    Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions contemplated hereby is subject to (unless waived by the Company) the satisfaction of each of the following conditions:
(a)    Conditions to the Plan. The Company shall be satisfied that the conditions to the occurrence of the Plan Effective Date as set forth in the Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan.
(b)    PSA. The PSA shall be in full force and effect and shall not have been terminated in accordance with its terms, and there shall not exist any default thereunder by any party other than the Company.
(c)    Representations and Warranties. The representations and warranties of each Backstop Party contained in this Commitment Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).
(d)    Covenants. Each of the Backstop Parties shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Commitment Agreement and in any other document delivered pursuant to this Commitment Agreement.
ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION
Section 8.1    Indemnification Obligations. Following the entry of the BCA Approval Order, the Company (the “Indemnifying Party”) shall indemnify and hold harmless each Backstop Party, its Affiliates, shareholders, members, partners and other equity holders, general partners, managers, and its and their respective Representatives, agents and controlling persons and their respective successors and predecessors (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Backstop Parties, except to the extent otherwise provided for in this Commitment Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of this Commitment Agreement, the Plan and the transactions contemplated hereby and thereby, including the Backstop Commitment, the Rights Offering, the payment of the Backstop Commitment Fee or the use of the proceeds of the Rights Offering, or any breach by the Company or any of its Subsidiaries of this Commitment Agreement, for any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, its equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Commitment Agreement or the Plan are consummated or whether or not this Commitment Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, (a) (i) apply to Losses as to a Defaulting Backstop Party and its Related Parties, caused by a Backstop Party Default by such Backstop Party or (ii) to the extent related to Losses relating to disputes between Backstop Parties, (b) apply to Losses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the fraud, willful misconduct or gross negligence of such Indemnified Person, or (c) apply to the payment of fees and expenses of counsel and financial advisors retained by the Requisite Backstop Parties that have been incurred after the date of termination of this Commitment Agreement. Notwithstanding anything to the contrary in this Commitment Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.
Section 8.2    Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided, that (i) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and (ii) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable and documented costs of investigation) unless (A) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required) and that all such expenses shall be reimbursed as they occur), (B) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (C) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim, and provides written notice of such determination and the basis for such determination and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (D) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries.
Section 8.3    Settlement of Indemnified Claims. In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Article VIII, the Indemnifying Party shall not be liable for any settlement, compromise or consent to the entry of any judgment with respect to any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement, compromise or consent to the entry of any judgment with respect to any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement, compromise, consent or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, the provisions of this Article VIII. Notwithstanding anything in this Article VIII to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article VIII, the Indemnifying Party shall be liable for any settlement, compromise or consent to the entry of judgment with respect to any Indemnified Claims effected without its written consent if (i) such settlement, compromise or consent is entered into more than forty-five (45) days after receipt by the Indemnifying Party of such request for reimbursement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement, compromise or consent. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement, compromise or consent to the entry of judgment with respect to any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (A) such settlement, compromise or consent includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims, (B) such settlement provides for the payment by the Indemnifying Party of money as the sole relief for such action and (C) such settlement, compromise or consent does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. No Indemnified Person shall be liable to the Company or any of its Affiliates for any damages arising from the use by unauthorized persons of any information made available to the Backstop Parties by the Company or any of its representatives through electronic telecommunications or other information transmissions systems that are intercepted by such persons.
Section 8.4    Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Rights Offering Shares in the Rights Offering as contemplated by this Commitment Agreement and the Plan bears to (b) the Backstop Commitment Fee paid or proposed to be paid to the Backstop Parties (applying a liquidity discount as appropriate). The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim. The amount paid or payable by an Indemnified Person as a result of Losses referred to above in this Section 8.4 shall be deemed to include, for purposes of this Section 8.4, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.
Section 8.5    Treatment of Indemnification Payments. All amounts paid by the Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all Tax purposes. The provisions of this Article VIII are an integral part of the transactions contemplated by this Commitment Agreement and without these provisions the Backstop Parties would not have entered into this Commitment Agreement, and the obligations of the Company under this Article VIII shall constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and, subject to entry of the BCA Approval Order, the Company may comply with the requirements of this Article VIII without further order of the Bankruptcy Court.

Section 8.6    No Survival. All representations, warranties, covenants and agreements made in this Commitment Agreement shall not survive the Closing Date except for Article III, this Article VIII and covenants and agreements that by their terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms, and except as set forth in Section 9.2 of this Commitment Agreement.
ARTICLE IX

TERMINATION
Section 9.1    Termination Rights. This Commitment Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date (including at any time prior to and after entry of the BCA Approval Order):
(a)    by mutual written consent of the Company and the Requisite Backstop Parties;
(b)    pursuant to Section 2.3(a), by the Company by written notice to each Backstop Party;
(c)    by the Company by written notice to each Backstop Party or by the Requisite Backstop Parties by written notice to the Company if any Law or Order shall have been enacted, adopted or issued by any Governmental Entity, that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Commitment Agreement or the other Plan Documents;
(d)    by either of the Requisite Backstop Parties upon written notice to the Company (provided, that, except for an exercise of the termination right set forth in Section 9.1(d)(xiii), the exercise of any of the termination rights set forth in this Section 9.1(d) shall only terminate the obligations under this Commitment Agreement of the Requisite Backstop Party that exercises such termination right and shall not terminate or otherwise modify the obligations under this Commitment Agreement of the Company or the Requisite Backstop Party that does not exercise a termination right):
(i)    if any of the BCA Approval Order, the Disclosure Statement Order, the Rights Offering Procedures Order, or the Confirmation Order does not become a Final Order by the Outside Date;
(ii)    if any of the BCA Approval Order or the Rights Offering Procedures Order is not entered, is entered in form and substance that is not in accordance with Section 6.1, or is not effective;
(iii)    if any of the Disclosure Statement Order or the Confirmation Order is not entered, is entered in form and substance that is not reasonably satisfactory to the Requisite Backstop Parties, or is not effective;

(iv)    if any of the BCA Approval Order or the Rights Offering Procedures Order is reversed, stayed, dismissed, vacated, reconsidered or is modified or amended after entry in a manner that is not in accordance with Section 6.1;
(v)    if any of the Disclosure Statement Order or the Confirmation Order is reversed, stayed, dismissed, vacated, reconsidered or is modified or amended after entry in a manner that is not reasonably satisfactory to the Requisite Backstop Parties;
(vi)    if an examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code), or a trustee or receiver or other responsible officer (except the class C manager appointed to the board of managers of NII International Holdings S.à.r.l.) shall have been appointed for any Debtor or Material Entity;
(vii)    if the entry of a ruling or order by the Bankruptcy Court or any other court with appropriate jurisdiction which, in each case, would have the effect of preventing consummation of the transactions contemplated by the Commitment Agreement or that would materially adversely alter the treatment of the Backstop Parties under the Plan; provided, however, that the Company shall have ten (10) days after issuance of such injunction, judgment, decree, charge or ruling or order to obtain relief that would allow consummation of the Plan that (i) does not prevent or diminish in a material way compliance with the terms of this Commitment Agreement or (is) is otherwise reasonably satisfactory to the Requisite Backstop Parties; and;
(viii)    if any of the Plan Documents (other than the Rights Offering Procedures, the Registration Rights Agreement or this Commitment Agreement) shall have been modified in any material respect or withdrawn, without the prior written consent of the Requisite Backstop Parties such that any of such Plan Documents is not in form and substance reasonably satisfactory to the Requisite Backstop Parties;
(ix)    if the Company shall have breached any representation, warranty, covenant or other agreement made by the Company in this Commitment Agreement or any such representation and warranty shall have become inaccurate after the date of this Commitment Agreement (and not subsequently rectified prior to any such termination of this Agreement), and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.2(j), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by the Company by the tenth (10th) day after the giving of notice thereof to the Company by any Backstop Party; provided, that the Backstop Parties shall not have the right to terminate this Commitment Agreement pursuant to this Section 9.1(d)(vii) if they are then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.3 being satisfied;
(x)    upon the occurrence of the Termination Date under the PSA or the PSA is otherwise terminated in accordance with its terms;

(xi)    if any of this Commitment Agreement, Rights Offering Procedures or any documents related to the Rights Offering is amended or modified in any material respect or withdrawn without the prior written consent of the Requisite Backstop Parties such that any such document is not in form and substance reasonably satisfactory to the Requisite Backstop Parties, provided, however that any such amendments, modifications, changes or supplements to either such Commitment Agreement, Rights Offering Procedures or any documents related to the Rights Offering that adversely affects a Requisite Backstop Party shall be satisfactory to the affected Requisite Backstop Party in its sole discretion;
(xii)    upon the occurrence of and the continuance of a Material Adverse Effect;
(xiii)    if the number of subscribers of the Company and its Subsidiaries, as of the last full month prior to the Closing Date, in each of Mexico and Brazil shall have decreased 10% or more from the number of subscribers in each of Mexico and Brazil as of September 30, 2014; or
(xiv)    if the Company elects to (under the Plan or otherwise) pursue, or the Bankruptcy Court approves, a direct or indirect sale of a Material Entity or all or substantially all of the assets of a Material Entity that is not satisfactory to each Backstop Party, in its sole discretion; or
(xv)    if any other Backstop Party terminates this Commitment Agreement in accordance with this Section 9.1;
(e)    by any Backstop Party (provided, that, except for an exercise of the termination right set forth in Section 9.1(e)(iii), the exercise of any of the termination rights set forth in this Section 9.1(e) shall only terminate the obligations under this Commitment Agreement of the Backstop Party that exercises such termination right and shall not terminate or otherwise modify the obligations under this Commitment Agreement of the Company or any Backstop Party that does not exercise a termination right):
(i)    if the Company (a) pursues any Alternative Transaction (as defined in the PSA), including any plan of reorganization (other than the Plan), or (b) files, propounds, or otherwise publicly supports or announces that the Company or any of its Subsidiaries will support any sale not acceptable to each Backstop Party, in its reasonable discretion, an Alternative Transaction, including any plan of reorganization (other than the Plan), or files any motion or application seeking authority to sell any material assets, without the prior written consent of each Backstop Party;
(ii)    pursuant to Section 2.3(a), by any Backstop Party by written notice to NII;
(iii)    if any other Backstop Party terminates this Commitment Agreement in accordance with this Section 9.1;

(f)    by the Company or any Backstop Party (other than a Defaulting Backstop Party) upon written notice if the Closing Date has not occurred by 11:59 p.m., New York City time on or before April 22, 2015 (as it may be extended pursuant to this Section 9.1(f), the “Outside Date”); provided that, upon the occurrence of a Backstop Party Default, the Outside Date shall be extended in accordance with Section 2.3(a) during a Cover Transaction Period;
(g)    by the Company upon written notice to each Backstop Party if, subject to the right of the Backstop Parties to arrange a Backstop Party Replacement and the Company to consummate a Cover Transaction in accordance with Section 2.3(a), any Backstop Party shall have breached any representation, warranty, covenant or other agreement made by such Backstop Party in this Commitment Agreement or any such representation and warranty shall have become inaccurate after the date of this Commitment Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.1 or Section 7.2, if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by such Backstop Party by the earlier of (A) the seventh (7th) day after the giving of notice thereof to such Backstop Party by the Company and (B) the third (3rd) day prior to the Outside Date; provided, that the Company shall not have the right to terminate this Commitment Agreement pursuant to this Section 9.1(g) if it is then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.1 or Section 7.2 being satisfied; or
(h)    by the Company, if the Company shall terminate the PSA pursuant to Section 7.01(p) thereof in accordance with the Company’s fiduciary duties referenced in Section 11.01 thereof.
Section 9.2    Effect of Termination. Upon termination of this Commitment Agreement pursuant to this Article IX, except as set forth in Section 9.1(d), this Commitment Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Company or the Backstop Parties; provided, that (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III and to satisfy their indemnification obligations pursuant to Article VIII and to pay the Backstop Commitment Fee in cash pursuant to Section 3.2 shall survive the termination of this Commitment Agreement indefinitely and shall remain in full force and effect, in each case, until such obligation shall have been satisfied, (ii) the provisions set forth in this Section 9.2 and Article X shall survive the termination of this Commitment Agreement in accordance with their terms and (iii) subject to Section 10.10, nothing in this Section 9.2 shall relieve any Party from liability for any willful or intentional breach of this Commitment Agreement. For purposes of this Commitment Agreement, “willful or intentional breach” shall mean a breach of this Commitment Agreement that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would reasonably be expected to, cause a breach of this Commitment Agreement.

ARTICLE X

GENERAL PROVISIONS
Section 10.1    Notices. All notices and other communications in connection with this Commitment Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested), sent via e-mail or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):
(a)    If to the Company, to:
NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, Virginia 20190
Attention: Gary D. Begeman, Executive Vice President and General Counsel
Fax No.: 703-390-7170
Email: gary.begeman@nii.com
with copies to:
Jones Day
222 East 41st Street
New York, New York 10017
Fax No.: 212-755-7306
Attention: Scott J. Greenberg and Michael J. Cohen
Email: sgreenberg@jonesday.com and mcohen@jonesday.com
(b)    If to any of the Backstop Parties, to counsel for the Backstop Parties:
in respect of Capital Group:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Fax No. 212-373-3000
Attention: Andrew N. Rosenberg, Elizabeth R. McColm and Lawrence G. Wee
Email: arosenberg@paulweiss.com, emccolm@paulweiss.com and lwee@paulweiss.com in respect of Aurelius:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, New York 10036
Fax No. 212-872-1002
Attention: Daniel H. Golden, David H. Botter and Brad M. Kahn
Email: dgolden@akingump.com, dbotter@akingump.com, and bkahn@akingump.com or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.
Section 10.2    Assignment; Third Party Beneficiaries. Neither this Commitment Agreement nor any of the rights, interests or obligations under this Commitment Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Requisite Backstop Parties, other than an assignment by a Backstop Party expressly permitted by Section 2.3, 2.6, or 7.3, and any purported assignment in violation of this Section 10.2 shall be void ab initio. Except as provided in Article VIII with respect to the Indemnified Persons, this Commitment Agreement (including the documents and instruments referred to in this Commitment Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Commitment Agreement.
Section 10.3    Prior Negotiations; Entire Agreement.
(a)    This Commitment Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Commitment Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Commitment Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties and the PSA (including the Plan) will each continue in full force and effect.
(b)    Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Backstop Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Backstop Parties under this Commitment Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.
Section 10.4    Governing Law; Venue. THIS COMMITMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY

CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS COMMITMENT AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS COMMITMENT AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT; PROVIDED THAT, IF THE BANKRUPTCY COURT LACKS JURISDICTION, THE PARTIES CONSENT AND AGREE THAT ANY SUCH ACTION OR DISPUTE SHALL BE BROUGHT EXCLUSIVELY IN A COURT OF THE STATE OF NEW YORK OR A U.S. FEDERAL COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.
Section 10.5    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS COMMITMENT AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.
Section 10.6    Counterparts. This Commitment Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.
Section 10.7    Waivers and Amendments; Rights Cumulative. This Commitment Agreement may be amended, restated, modified, supplemented, or changed only by a written instrument written instrument executed by the Company and each Requisite Backstop Party (other than a Defaulting Backstop Party); provided, that each Backstop Party’s prior written consent shall be required for any amendment, restatement, modification, supplement or change that would have the effect of: (i) modifying such Backstop Party’s Backstop Commitment Percentage, (ii) increasing the Purchase Price to be paid in respect of the Backstop Shares, (iii) extending the Outside Date, (iv) changing the terms of or conditions to the payment of the Backstop Commitment Fee, (v) changing any of the termination rights available to any Backstop

Party under Section 9.1(e), or (vi) otherwise disproportionately and materially adversely affecting such Backstop Party. Subject to the foregoing, the terms and conditions of this Commitment Agreement (other than the conditions set forth in Sections 7.2 and 7.4, the waiver of which shall be governed solely by Article VII) may be waived (x) by the Company only by a written instrument executed by the Company and (y) by the Requisite Backstop Parties only by a written instrument executed by such Requisite Backstop Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Commitment Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Commitment Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Commitment Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Commitment Agreement. Except as otherwise provided in this Commitment Agreement, the rights and remedies provided pursuant to this Commitment Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.
Section 10.8    Headings. The headings in this Commitment Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Commitment Agreement.
Section 10.9    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Commitment Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Commitment Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Commitment Agreement, no right or remedy described or provided in this Commitment Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Commitment Agreement, at law or in equity.
Section 10.10    Damages. Notwithstanding anything to the contrary in this Commitment Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.
Section 10.11    No Reliance. No Backstop Party or any of its Related Parties shall have any duties or obligations to the other Backstop Parties in respect of this Commitment Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Backstop Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Backstop Parties, (b) no Backstop Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Backstop Party, (c) (i) no Backstop Party or any of its Related Parties shall have any duty to the other Backstop Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Backstop Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Backstop Party or any of its Affiliates in any capacity and (ii) no Backstop Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Backstop Party or any Person acting on behalf of such other Backstop Party may have conducted with respect to the Company or any of its Affiliates or any of its securities and (d) each Backstop Party acknowledges that no other Backstop Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Backstop Shares or Backstop Commitment Percentage of its Backstop Commitment.
Section 10.12    Publicity. At all times prior to the Closing Date or the earlier termination of this Commitment Agreement in accordance with its terms, the Company and the Backstop Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Commitment Agreement. No Party shall issue any such press release or make any such public statement prior to such consultation, except to the extent the disclosing Party determines it is required to do so by applicable Law, in which case such Party shall use all reasonable efforts to consult with the other Party (or Parties) before issuing any such release or making any such public statement. The Backstop Parties hereby consent to the disclosure of the execution and contents of this Agreement by the Company in the Plan, Disclosure Statement, the other Plan Documents, and any filings by the Company with the Bankruptcy Court or the Securities and Exchange Commission (the “SEC”) or as required by law or regulation; provided, however, that, except as required by law or any rule or regulation of any securities exchange or any governmental agency, the Company shall not, without the applicable Backstop Party’s prior consent (which shall not be unreasonably withheld, delayed or conditioned), (i) except insofar such name appears in the body of this Agreement, use the name of any Consenting Party or its controlled affiliates, officers, directors, managers, stockholders, members, employees, partners, representatives and agents in any press release or filing with the SEC or the Bankruptcy Court or (ii) disclose the holdings of Notes of any Backstop Party to any person; provided that the Company shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, Capco Notes, Luxco Notes, any series of Notes, or the Notes beneficially owned by the Backstop Parties collectively (or by funds or accounts advised or managed by the Backstop Parties).
Section 10.13    Settlement Discussions. This Commitment Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind nor does anything herein reflect the views of any party as to the valuation of the Company and its Subsidiaries. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Commitment Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Bankruptcy Cases (other than a proceeding to approve or enforce the terms of this Commitment Agreement).
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

NII HOLDINGS, INC.
By:/s/ Gary D. Begeman
Name:Gary D. Begeman
Title:Executive Vice President and General Counsel

NII CAPITAL CORP.
By:/s/ Gary D. Begeman
Name:Gary D. Begeman
Title:Vice President & Secretary

NII FUNDING CORP.
By:/s/ Gary D. Begeman
Name:Gary D. Begeman
Title:Vice President & Secretary

NII AVIATION, INC.

By:/s/ Gary D. Begeman
Name:Gary D. Begeman
Title:Vice President & Secretary

[Signature Page to the Backstop Commitment Agreement]

NII GLOBAL HOLDINGS, INC.
By:/s/ Gary D. Begeman
Name:Gary D. Begeman
Title:Vice President & Secretary

NEXTEL INTERNATIONAL (SERVICES), LTD.
By:/s/ Gary D. Begeman
Name:Gary D. Begeman
Title:Vice President & Secretary

NII INTERNATIONAL TELECOM S.C.A.,

represented by its Sole Manager,
NII INTERNATIONAL HOLDINGS S.À R.L.

By:/s/ Daniel E. Freiman
Name:Daniel E. Freiman
Title:Class B Manager

NEXTEL INTERNATIONAL SERVICES
S.À R.L.
By:/s/ Daniel E. Freiman
Name:Daniel E. Freiman
Title:Class B Manager

NII INTERNATIONAL HOLDINGS S.À R.L.
By:/s/ Daniel E. Freiman
Name:Daniel E. Freiman
Title:Class B Manager

[Signature Page to the Backstop Commitment Agreement]

McCAW INTERNATIONAL (BRAZIL), LLC

By: NII INTERNATIONAL MOBILE S.À R.L.,
its Sole Member

By: /s/ Daniel E. Freiman
Name: Daniel E. Freiman
Title:Class B Manager

AIRFONE HOLDINGS, LLC

By:McCaw International (Brazil), LLC,
its Sole Member

By: NII INTERNATIONAL MOBILE S.À R.L.
its Sole Member

By: /s/ Daniel E. Freiman
Name: Daniel E. Freiman
Title: Class B Manager

NEXTEL INTERNATIONAL (URUGUAY), LLC

By:/s/ Daniel E. Freiman
Name:Daniel E. Freiman
Title:Vice President

NII MERCOSUR, LLC

By:NII International Telecom S.C.A.,
its Sole Member

By: NII INTERNATIONAL HOLDINGS
S.À R.L., its Sole Manager

By:/s/ Daniel E. Freiman
Name: Daniel E. Freiman
Title: Class B Manager

[Signature Page to the Backstop Commitment Agreement]

AURELIUS INVESTMENT, LLC

By: Aurelius Capital Management, LP,
solely as manager and not in its individual capacity

By: /s/ Dan Gropper
Name: Dan Gropper
Title: Managing Director

AMERICAN HIGH-INCOME TRUST

By:    Capital Research and Management
Company, for and on behalf of
American High-Income Trust

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

THE BOND FUND OF AMERICA

By:    Capital Research and Management
Company, for and on behalf of
The Bond Fund of America

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

CAPITAL INCOME BUILDER

By:    Capital Research and Management
Company, for and on behalf of
Capital Income Builder

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

THE GROWTH FUND OF AMERICA

By:    Capital Research and Management
Company, for and on behalf of

[Signature Page to the Backstop Commitment Agreement]

The Growth Fund of America

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

AMERICAN FUNDS GLOBAL HIGH-INCOME
OPPORTUNITIES FUND

By:    Capital Research and Management
Company, for and on behalf of
American Funds Global High-Income
Opportunities Fund

By:    /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

THE INCOME FUND OF AMERICA

By:    Capital Research and Management
Company, for and on behalf of
The Income Fund of America

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

INTERNATIONAL GROWTH AND INCOME FUND

By:    Capital Research and Management
Company, for and on behalf of
American High-Income Trust

By:      /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES - ASSET
ALLOCATION FUND

By:    Capital Research and Management
Company, for and on behalf of
American Funds Insurance Series -
Asset Allocation Fund

[Signature Page to the Backstop Commitment Agreement]

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES - BOND FUND

By:    Capital Research and Management
Company, for and on behalf of American Funds Insurance Series -
Bond Fund

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES - GLOBAL
BOND FUND

By:    Capital Research and Management
Company, for and on behalf of
American Funds Insurance Series -
Global Bond Fund

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES - GLOBAL
GROWTH AND INCOME FUND

By:    Capital Research and Management
Company, for and on behalf of
American Funds Insurance Series -
Global Growth and Income Fund

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES - HIGH-INCOME
BOND FUND

By:    Capital Research and Management

[Signature Page to the Backstop Commitment Agreement]

Company, for and on behalf of
American Funds Insurance Series -
High-Income Bond Fund

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

CAPITAL WORLD BOND FUND

By:    Capital Research and Management
Company, for and on behalf of
Capital World Bond Fund

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

SMALLCAP WORLD FUND, INC.

By:    Capital Research and Management
Company, for and on behalf of
SMALLCAP World Fund, Inc.

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

CAPITAL GROUP STRATEGIC OPPORTUNITIES FUND

By:    Capital Research and Management
Company, for and on behalf of
Capital Group Strategic Opportunities Fund

By:     /s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title:     Authorized Signatory

CAPITAL GROUP GLOBAL HIGH-INCOME OPPORTUNITIES TRUST (US)

By:    Capital Guardian Trust
Company, for and on behalf of
Capital Group Global High-Income
Opportunities Trust (US)

[Signature Page to the Backstop Commitment Agreement]

By:     /s/ Mark E. Brubaker
Name: Mark E. Brubaker
Title:      Authorized Signatory

CAPITAL GROUP US HIGH-YIELD FIXED-INCOME TRUST (US)

By:    Capital Guardian Trust
Company, for and on behalf of
Capital Group US High-Yield
Fixed-Income Trust (US)

By:     /s/ Mark E. Brubaker
Name: Mark E. Brubaker
Title:      Authorized Signatory

NEXT GENERATION TRUST FUND

By:    Capital Guardian Trust
Company, for and on behalf of
Next Generation Trust Fund

By:     /s/ Mark E. Brubaker
Name: Mark E. Brubaker
Title:      Authorized Signatory

SEMPRA ENERGY DEFINED BENEFIT MASTER TRUST

By:    Capital Guardian Trust
Company, for and on behalf of
Sempra Energy Defined Benefit
Master Trust

By:     /s/ Mark E. Brubaker
Name: Mark E. Brubaker
Title:      Authorized Signatory

JNL/CAPITAL GUARDIAN GLOBAL BALANCED FUND

By:    Capital Guardian Trust
Company, for and on behalf of
JNL/Capital Guardian Global
Balanced Fund

[Signature Page to the Backstop Commitment Agreement]

By:     /s/ Mark E. Brubaker
Name: Mark E. Brubaker
Title:      Authorized Signatory

CAPITAL INTERNATIONAL GLOBAL HIGH INCOME OPPORTUNITIES

By:    Capital International Sàrl,
for and on behalf of Capital
International Global High
Income Opportunities

By:     /s/ Mark E. Brubaker
Name: Mark E. Brubaker
Title:      Authorized Signatory

[Signature Page to the Backstop Commitment Agreement]

SCHEDULE 1

Backstop Party                        Backstop Commitment Percentage

Aurelius Investment, LLC                        50%
c/o Aurelius Capital Management, LP
535 Madison Avenue
22nd Floor
New York, NY 10022

American High-Income Trust                        24.13%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

The Bond Fund of America                        1.09%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

Capital Income Builder                        0.46%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

The Growth Fund of America                     2.66%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

American Funds Global High-Income                 0.28%
Opportunities Fund
333 South Hope Street
33rd Floor
Los Angeles, California 90071

The Income Fund of America                        12.82%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

International Growth and Income Fund                2.81%
333 South Hope Street
33rd Floor

Los Angeles, California 90071

American Funds Insurance Series – Asset                 1.12%
Allocation Fund
333 South Hope Street
33rd Floor
Los Angeles, California 90071

American Funds Insurance Series – Bond Fund            0.15%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

American Funds Insurance Series – Global                 0.16%
Bond Fund
333 South Hope Street
33rd Floor
Los Angeles, California 90071

American Funds Insurance Series – Global                 0.14%
Growth and Income Fund
333 South Hope Street
33rd Floor
Los Angeles, California 90071

American Funds Insurance Series – High-Income             1.85%
Bond Fund
333 South Hope Street
33rd Floor
Los Angeles, California 90071

Capital World Bond Fund                        0.50%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

SMALLCAP World Fund, Inc.                    0.50%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

Capital Group Global High-Income                     0.54%
Opportunities Trust (US)
333 South Hope Street
33rd Floor

Los Angeles, California 90071

Capital Group US High-Yield                        0.04%
Fixed Income Trust (US)
333 South Hope Street
33rd Floor
Los Angeles, California 90071

Capital International Global High                    0.67%
Income Opportunities
40 Grosvenor Place
London SW1X 7GG
United Kingdom

Capital Group Strategic                        0.02%
Opportunities Fund
333 South Hope Street
33rd Floor
Los Angeles, California 90071

Next Generation Trust Fund                        0.03%
333 South Hope Street
33rd Floor
Los Angeles, California 90071

Sempra Energy Defined                        0.02%
Benefit Master Trust
333 South Hope Street
33rd Floor
Los Angeles, California 90071

JNL/Capital Guardian Global                        0.01%
Balanced Fund
333 South Hope Street
33rd Floor
Los Angeles, California 90071

SCHEDULE 2

[REDACTED]